Exhibit T3E3


                        UNITED STATES BANKRUPTCY COURT

                             DISTRICT OF DELAWARE

- - - - - - - - - - - - - - -  - - - - - -X
IN RE                                     :
                                          :     CHAPTER 11
CAI WIRELESS SYSTEMS, INC. AND            :     CASE NOS. 98-1765 (JJF)
PHILADELPHIA CHOICE TELEVISION, INC.,     :     AND 98-1766 (JJF)
                                          :     (JOINTLY ADMINISTERED)
               DEBTORS.                   :
                                          :
                                          :
18 CORPORATE WOODS BOULEVARD              :     TAX ID NOS. 06-1324691
ALBANY, NEW YORK  12211                   :     AND 23-2068653
- - - - - - - - - - - - - - - - - - - - - X











                      JOINT REORGANIZATION PLAN OF CAI WIRELESS
               SYSTEMS, INC. AND PHILADELPHIA CHOICE TELEVISION, INC.



                                      SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                      J. Gregory Milmoe
                                      Carlene J. Gatting
                                      Lawrence V. Gelber
                                      919 Third Avenue
                                      New York, New York  10022-3897
                                      (212) 735-3000

                                                -and-

                                      Gregg M. Galardi (I.D.#2991)
                                      One Rodney Square
                                      P.O. Box 636
                                      Wilmington, Delaware  19899-0636

                                      Attorneys for CAI Wireless
                                       Systems, Inc. and Philadelphia
                                       Choice Television, Inc.


Dated: Albany, New York
       June 30, 1998
       (as modified on September 9, 1998)

                                  TABLE OF CONTENTS

                               TABLE OF CONTENTS

TABLE OF EXHIBITS ..................................................   ....v

INTRODUCTION ..  ......................................................   .1

ARTICLE I.  DEFINITIONS, RULES OF INTERPRETATION,AND COMPUTATION OF TIME   1
      A.  Scope Of Definitions; Rules Of Construction ..................   1
      B.  Definitions .................................................   .1
      C.  Rules of Interpretation ................................   .....10
      D.  Computation of Time ....................................  ......11

ARTICLE II.  CLASSIFICATION OF CLAIMS AND INTERESTS ..............  ......11
      A.  Introduction ..............................................  ...11
      B.  Unclassified Claims ......................................  ....11
            1.  DIP FACILITY CLAIMS ..............................  ......11
            2.  ADMINISTRATIVE CLAIMS ............................  ......11
            3.  PRIORITY TAX CLAIMS ................................  ....11
      C.  Unimpaired Classes Of Claims Against CAI  ..................  ..11
            1.  CLASS CAI-1:  OTHER PRIORITY CLAIMS ....................  11
            2.  CLASS CAI-2:  SECURED CLAIMS ..........................  .11
            3.  CLASS CAI-3:  GENERAL UNSECURED CLAIMS ..............  ...12
            4.  CLASS CAI-4:  INTERCOMPANY CLAIMS .....................  .12
      D.  Impaired Classes Of Claims Against And Interests In CAI  ..  ...12
            1.  CLASS CAI-5:  SENIOR NOTE CLAIMS ......................  .12
            2.  CLASS CAI-6:  SUBORDINATED NOTE CLAIMS ................  .12
            3.  CLASS CAI-7:  SECURITIES CLAIMS .......................  .12
            4.  CLASS CAI-8:  EQUITY SECURITIES INTERESTS .............  .12
      E.  Unimpaired Classes Of Claims Against PCT ....................  .12
            1.  CLASS PCT-1:  OTHER PRIORITY CLAIMS ...................  .12
            2.  CLASS PCT-2:  SECURED CLAIMS .........................  ..13
            3.  CLASS PCT-3:  GENERAL UNSECURED CLAIMS .............  ....13
            4.  CLASS PCT-4:  INTERCOMPANY CLAIMS ....................  ..13
      F.  Impaired Class Of Claims Against PCT  ........................  13
            CLASS PCT-5:  SUBORDINATED NOTE CLAIMS ...................  ..13
      G.  Unimpaired Class Of Interests In PCT .......................    13
            CLASS PCT-6:  EQUITY SECURITIES INTERESTS .................  .13

ARTICLE III.  TREATMENT OF CLAIMS AND INTERESTS ........................  13
      A.  Unclassified Claims ........................................  ..13
            1.  DIP FACILITY CLAIMS ....................................  13
            2.  ADMINISTRATIVE CLAIMS ................................  ..13
            3.  PRIORITY TAX CLAIMS ....................................  14
      B.  Unimpaired Classes Of Claims Against CAI .....................  14
            1.  CLASS CAI-1:  OTHER PRIORITY CLAIMS ...................  .14
            2.  CLASS CAI-2:  SECURED CLAIMS ..........................  .14
            3.  CLASS CAI-3:  GENERAL UNSECURED CLAIMS .................  15
            4.  CLASS CAI-4:  INTERCOMPANY CLAIMS .....................  .15
      C.  Impaired Classes Of Claims Against CAI .....................  ..15
            1.  CLASS CAI-5:  SENIOR NOTE CLAIMS .......................  15
            2.  CLASS CAI-6:  SUBORDINATED NOTE CLAIMS .................  16
            3.  CLASS CAI-7:  SECURITIES CLAIMS ........................  16
      D.  Impaired Class Of Interests In CAI ...........................  16
            CLASS CAI-8:  EQUITY SECURITIES INTERESTS ..................  16
      E.  Unimpaired Classes Of Claims Against PCT ....................  .16
            1.  CLASS PCT-1:  OTHER PRIORITY CLAIMS ....................  16
            2.  CLASS PCT-2:  SECURED CLAIMS ...........................  16
            3.  CLASS PCT-3:  GENERAL UNSECURED CLAIMS ................  .17
            4.  CLASS PCT-4:  INTERCOMPANY CLAIMS ......................  17
      F.  Impaired Class Of Claims Against PCT  ........................  17
            CLASS PCT-5:  SUBORDINATED NOTE CLAIMS .....................  17
      G.  Unimpaired Class Of Interests In PCT .........................  17
            CLASS PCT-6:  EQUITY SECURITIES INTERESTS ..................  17
      H.  Special Provision Regarding Unimpaired Claims ................  17
      I.   Accrual Of Post-Petition Interest ...........................  18

ARTICLE IV.  MEANS FOR IMPLEMENTATION OF THE PLAN ......................  18
      A.  Continued Corporate Existence ................................  18
      B.  Corporate Action .............................................  18
            1.  CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS .....  18
            2.  CERTIFICATE OF INCORPORATION AND BY-LAWS ...............  19
      C.  CAI's Restructuring Transactions  ............................  19
            1.  NEW SECURITIES .........................................  19
            2.  REGISTRATION RIGHTS ....................................  19
            3.  NEW SENIOR SECURED FACILITY ............................  19
      D.  Sale Of MDU Assets By PCT  ...................................  20
            1.  SALE OF THE MDU ASSETS .................................  20
            2.  USE OF PROCEEDS OF SALE ................................  20
      E.  Directors And Officers .......................................  20
      F.  Revesting Of Assets ..........................................  20
      G.  Preservation Of Rights Of Action; Settlement of Litigation
          Claims                                                          20
      H.  Exclusivity Period ...........................................  21
      I.  Effectuating Documents; Further Transactions ................  .21
      J.  Termination Of DIP Facility ..................................  21
      K. Exemption From Certain Transfer Taxes .........................  21

ARTICLE V.  ACCEPTANCE OR REJECTION OF THE PLAN ........................  21
      A.  Classes Entitled To Vote .....................................  21
      B.  Acceptance By Impaired Classes ...............................  21
      C.  Cramdown .....................................................  22

ARTICLE VI.  SECURITIES TO BE ISSUEDIN CONNECTION WITH THE PLAN .......  .22

ARTICLE VII.  PROVISIONS GOVERNING DISTRIBUTIONS ......................  .22
      A.  Distributions For Claims Allowed As Of The Consummation Date .  22
      B.  Interest On Claims ...........................................  22
      C.  Disbursing Agent .............................................  22
      D.  Surrender Of Securities Or Instruments ......................  .23
      E.  Instructions To Disbursing Agent .............................  23
      F.  Services Of Indenture Trustees, Agents, And Servicers ........  23
      G.  Record Date For Distributions To Holders Of Debt Securities .  .23
      H.  Means Of Cash Payment ........................................  23
      I.  Calculation Of Distribution Amounts Of New Common Stock ......  23
      J.  Delivery Of Distributions ....................................  24
      K.  Fractional Dollars; De Minimis Distributions .................  24
      L.  Withholding And Reporting Requirements .......................  24
      M.  Setoffs ......................................................  24

ARTICLE VIII.  TREATMENT OF EXECUTORY CONTRACTSAND UNEXPIRED LEASES ....  25
      A.  Assumed Contracts And Leases .................................  25
      B.  Payments Related To Assumption Of Contracts And Leases .......  25
      C.  Rejected Contracts And Leases ................................  25
      D.  Bar To Rejection Damages .....................................  25
E.  Compensation And Benefit Programs...................................  25


ARTICLE IX.  PROCEDURES FOR RESOLVING DISPUTED,CONTINGENT, AND UNLIQUIDATED
             CLAIMS ....................................................  26
      A.  Objection Deadline; Prosecution Of Objections   ................26
      B.  No Distributions Pending Allowance ...........................  26
      C.  Distribution Reserve .........................................  26
      D.  Distributions After Allowance ................................  27

ARTICLE X.  CONDITIONS PRECEDENT TO CONFIRMATION ANDCONSUMMATION OF THE
            PLAN                                                          27
      A.  Conditions To Confirmation ...................................  27
      B.  Conditions To Consummation ...................................  27
      C. Waiver Of Conditions ..........................................  29

ARTICLE XI.  MODIFICATIONS AND AMENDMENTS...............................  29

ARTICLE XII.  RETENTION OF JURISDICTION ................................  29

ARTICLE XIII.  COMPROMISES AND SETTLEMENTS .............................  30

ARTICLE XIV.  MISCELLANEOUS PROVISIONS .................................  31
      A.  Bar Dates For Certain Claims .................................  31
            1.  ADMINISTRATIVE CLAIMS; SUBSTANTIAL CONTRIBUTION CLAIMS .  31
            2.  PROFESSIONAL FEE CLAIMS ................................  31
      B.  Payment Of Statutory Fees ....................................  31
      C.  Severability Of Plan Provisions ..............................  31
      D.  Successors And Assigns .......................................  32
      E.  Releases And Satisfaction Of Subordination Rights ............  32
 ......F.  Discharge Of The Debtors                                        32
      G.  Employment Agreements ........................................  32
      H.  Committees .................................................. . 32
      I.  Exculpation And Limitation Of Liability ......................  32
      J.  Binding Effect ...............................................  33
      K.  Revocation, Withdrawal, Or Non-Consummation ..................  33
      L.  Plan Supplement ..............................................  33
      M.  Notices ......................................................  33
      N.  Indemnification Obligations ..................................  34
      O.  Prepayment ...................................................  34
      P.  Term Of Injunctions Or Stays .................................  34
      Q.  Governing Law ....................................              35

                                  TABLE OF EXHIBITS


EXHIBIT                       NAME

    A                  Amended CAI Certificate of Incorporation and By-laws

    B                  Amended PCT Certificate of Incorporation and By-laws

    C                  Subsidiaries of CAI Wireless Systems, Inc.

    D                  New Senior Notes Indenture

    E                  Description of New Common Stock

    F                  Description of Management Options

    G                  Key Employees of CAI

    H                  Management Option Plan Participants

                                    INTRODUCTION

      CAI Wireless Systems, Inc. ("CAI") and Philadelphia Choice Television, Inc. ("PCT" and, together with CAI, the "Debtors") hereby propose the following joint reorganization plan (the "Plan") for the resolution of their outstanding creditor Claims and equity Interests. Reference is made to the Disclosure Statement (as that term is defined herein), distributed contemporaneously herewith, for a discussion of the Debtors' history, businesses, properties, results of operations, projections for future operations, risk factors, a summary and analysis of the Plan, and certain related matters, including the New Securities to be issued under the Plan and the distribution of the proceeds of the sale to Mid-Atlantic Telcom Plus, d/b/a OnePoint Communications, of certain of PCT's MDU Assets, each of which is a central feature of the Plan. The Debtors are the proponents of this Plan within the meaning of Section 1129 of the Bankruptcy Code (as that term is defined herein).

      All holders of Claims and all holders of Interests are encouraged to read this Plan and the Disclosure Statement in their entirety before voting to accept or reject this Plan. Subject to certain restrictions and requirements set forth in Section 1127 of the Bankruptcy Code and Fed. R. Bankr. P. 3019 and those restrictions on modifications set forth in the DIP Facility Agreement and
Article XI of this Plan, the Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan prior to its substantial consummation.


                                     ARTICLE I.

                        DEFINITIONS, RULES OF INTERPRETATION,
                               AND COMPUTATION OF TIME

A.  SCOPE OF DEFINITIONS; RULES OF CONSTRUCTION

      For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

B.  DEFINITIONS

      1.1 "Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in Section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority pursuant to Section 507(a)(1) of the Bankruptcy Code, including, but not limited to, (a) the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Estates and operating the businesses of the Debtors, including wages, salaries, or commissions for services rendered after the commencement of the Chapter 11 Case, (b) Professional Fees, (c) the reasonable fees and expenses incurred on or after the Petition Date by the Indenture Trustee that are required to be paid by the Debtors pursuant to the Senior Notes Indenture, (d) all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, and (e) all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under
Section 546(c)(2)(A)of the Bankruptcy Code.

      1.2   "Affiliate"  means  CAI  or   any  corporation,  limited  liability
company, joint venture, or partnership in which CAI directly or indirectly owns 20% or more of the equity interest of such entity.

1.3 "Allowed Claim" means a Claim or any portion thereof (a) as to which no objection to allowance or request for estimation has been interposed on or before the Consummation Date or the expiration of such other applicable period of limitation fixed by the Bankruptcy Code, Bankruptcy Rules, or the Bankruptcy Court, (b) as to which any objection to its allowance has been settled, waived through payment, or withdrawn, or has been denied by a Final Order, (c) that has been allowed by a Final Order, (d) as to which the liability of the Debtors, or either of them, and the amount thereof are determined by final order of a court of competent jurisdiction other than the Bankruptcy Court, or
(e) that is expressly allowed in a liquidated amount in the Plan; PROVIDED, HOWEVER, that with respect to an Administrative Claim, "Allowed Claim" means an Administrative Claim as to which a timely request for payment has been made in accordance with Article XIV.A.1 of this Plan (if such written request is required) or other Administrative Claim, in each case as to which the Debtors
(1) have not interposed a timely objection or (2) have interposed a timely objection and such objection has been settled, waived through payment, or withdrawn, or has been denied by a Final Order; PROVIDED FURTHER, HOWEVER, that all Class CAI-1, CAI-2, CAI-3, CAI-4, PCT-1, PCT-2, PCT-3, and PCT-4 Claims, if any, shall be treated for all purposes as if the Chapter 11 Case was not filed, and the determination of whether any such Claims shall be allowed and/or the amount of any such Claims (as to which no proof of Claim need be filed) shall be determined, resolved, or adjudicated, as the case may be, in the manner in which such Claim would have been determined, resolved, or adjudicated if the Chapter 11 Case had not been commenced.

      1.4 "Allowed" means, when used in reference to a Claim or Interest within a particular Class, an Allowed Claim or Allowed Interest of the type described in such Class.

      1.5 "Allowed Class . . . Claim" means an Allowed Claim in the particular Class described.

      1.6 "Allowed Class . . . Interest" means an Interest in the particular Class described (a) that has been allowed by a Final Order, (b) for which
(i) no objection to its allowance has been filed within the periods of limitation fixed by the Bankruptcy Code or by any Final Order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or
(c) that is expressly allowed in the Plan.

      1.7 "Amended CAI Certificate of Incorporation and By-laws" means Reorganized CAI's certificate of incorporation and by-laws in effect under the laws of the State of Connecticut, as amended by the Plan.

      1.8 "Amended PCT Certificate of Incorporation and By-laws" means Reorganized PCT's certificate of incorporation and by-laws in effect under the laws of the State of Delaware, as amended by the Plan.

      1.9 "Ballots" means each of the ballot forms distributed with the Disclosure Statement to holders of Impaired Claims entitled to vote under
Article II hereof in connection with the solicitation of acceptances of the Plan.

      1.10 "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. '' 101-1330, as now in effect or hereafter amended.

      1.11 "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware or such other court as may have jurisdiction over the Chapter 11 Case.

      1.12 "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Case or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Case or proceedings therein, as the case may be.

      1.13 "Bar Date(s)" means the date(s), if any, designated by the Bankruptcy Court as the last dates for filing proofs of Claim against the Debtors or either of them.

      1.14  "Bott" means George W. Bott.

      1.15  "Bott Affiliates" means, collectively, Bott and the Bott Trust.

      1.16 "Bott Collateral" means, collectively (a) the stock of Housatonic Wireless, Inc. and Onteo Associates, Inc., each a Subsidiary, which CAI pledged to Bott, and the channel leases described in the Guarantee and Security Agreement, dated as of March 30, 1994, between Housatonic Wireless, Inc., Onteo Associates, Inc. and Bott, in which CAI granted Bott security interests or liens, all to secure CAI's obligations under the Bott Note; (b) the stock of Niskayuna Associates, Inc., a Subsidiary, which CAI pledged to the Bott Trust, and the channel leases described in the Guarantee and Security Agreement, dated as of March 30, 1994, between Niskayuna Associates, Inc. and the Bott Trust, in which CAI granted the Bott Trust security interests or liens, all to secure CAI's obligations under the 1994 Bott Trust Note; and (c) the stock of Chenango Associates, Inc., a Subsidiary, which CAI pledged to the Bott Affiliates, and the channel leases described in the Guarantee and Security Agreement, dated as of March 30, 1994, between Niskayuna Associates, Inc. and the Bott Trust, in which CAI granted the Bott Trust security interests or liens, all to secure CAI's obligations under the 1996 Bott Trust Note, to the extent that, as of the Consummation Date, such stock remains pledged to the respective Bott Affiliate and such channel leases remain encumbered by valid, enforceable and perfected security interests or liens of the respective Bott Affiliate in CAI's Estate's interest in such channel leases that are not avoidable under the Bankruptcy Code or applicable nonbankruptcy law.

      1.17 "Bott Notes" means, collectively the (a) promissory note, dated March 30, 1994 (the "Bott Note"), between CAI, as maker, and Bott, as holder,
(b) promissory note, dated March 30, 1994 (the "1994 Bott Trust Note"), between CAI, as maker, and the Bott Trust, as holder, and (c) promissory note, dated January 12, 1996 (the "1996 Bott Trust Note"), between CAI, as maker, and the Bott Trust, as holder, and all agreements and other documents relating to the foregoing.

      1.18 "Bott Trust" means The Bott Family Trust, a charitable remainder trust.

      1.19 "BT Alex. Brown Option(s)" means the option(s) to be issued by Reorganized CAI to BT Alex. Brown Incorporated to purchase up to 1/2% of the New Common Stock, on a fully diluted basis, pursuant to the provisions of
Article IV.C.1.a of the Plan.

      1.20 "Business Day" means any day, excluding Saturdays, Sundays or "legal holidays" (as defined in Fed. R. Bankr. P. 9006(a)), on which commercial banks are open for business in New York, New York.

      1.21  "CAI" means CAI Wireless Systems, Inc., a Connecticut corporation.

      1.22 "Cash" means legal tender of the United States or equivalents thereof.

      1.23 "Chapter 11 Case" means the jointly administered Chapter 11 cases of CAI and PCT.

      1.24 "Claim" means a claim against the Debtors, or either of them, whether or not asserted, as defined in Section 101(5) of the Bankruptcy Code.

      1.25 "Class" means a category of holders of Claims or Interests, as described in Article II below.

      1.26 "Collateral" means any property or interest in property of a Debtor's Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

      1.27 "Collateral Agent" means Price Waterhouse LLP in its capacity as administrative agent and collateral agent for the holders of the Secured Notes.

      1.28  "Confirmation"   means   entry  by  the  Bankruptcy  Court  of  the
Confirmation Order.

      1.29 "Confirmation Date" means the date of entry by the clerk of the Bankruptcy Court of the Confirmation Order.

      1.30 "Confirmation Hearing" means the hearing to consider confirmation of the Plan under Section 1128 of the Bankruptcy Code.

      1.31 "Confirmation Order" means the order entered by the Bankruptcy Court confirming the Plan.

      1.32 "Consummation Date" means the Business Day on which all conditions to the consummation of the Plan as set forth in Article X.B hereof have been satisfied or waived as provided in Article X.C hereof and is the effective date of the Plan.

      1.33 "Creditor" means any Person who holds a Claim against the Debtors or either of them.

      1.34 "Creditors' Committee" means the committee of unsecured creditors, if any, appointed pursuant to Section 1102(a) of the Bankruptcy Code in the Chapter 11 Case.

      1.35  "CS  Wireless"  means  CS  Wireless  Systems,  Inc.,   a   Delaware
corporation.

      1.36 "CS Wireless Stockholders' Agreement" means the stockholders' agreement, dated as of February 23, 1996, as may have been amended from time to time, between and among CAI, Heartland, and CS Wireless.

      1.37 "CS Wireless Participation Agreement" means the participation agreement, dated as of December 12, 1995, as may have been amended from time to time, between and among CAI, Heartland, and CS Wireless.

      1.38 "Cure" means the distribution of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease, pursuant to Section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law.

      1.39 "Debtor(s)" means, individually, CAI or PCT, and collectively, CAI and PCT, including in their capacity as debtors-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code, and as reorganized hereunder.

      1.40 "Debt Securities" means, collectively, the Secured Notes, Senior Notes and Subordinated Notes.

      1.41 "Debt Securities Claim" means a Securities Claim arising from a Debt Security.

      1.42 "DIP Facility" means the debtor-in-possession credit facility to be provided to the Debtors during the Chapter 11 Case in the principal amount of $60,000,000, pursuant to the DIP Facility Agreement.

      1.43 "DIP Facility Agreement" means the amended and restated note purchase agreement, to be dated as of, or prior to, the Petition Date, between the Debtors and MLGAF, and the other signatories thereto.

      1.44 "DIP Facility Claim" means a Claim arising under or as a result of the DIP Facility.

      1.45 "Disbursing Agent" means Reorganized CAI or any party designated by Reorganized CAI, in its sole discretion, to serve as a disbursing agent under the Plan.

      1.46 "Disclosure Statement" means the written disclosure statement that relates to the Plan, dated June 30, 1998, as amended, supplemented, or modified from time to time, and that is prepared and distributed in accordance with Sections 1125 and 1126(b) of the Bankruptcy Code and Fed. R. Bankr. P. 3018.

      1.47 "Disputed Claim" means any Claim not otherwise Allowed or paid pursuant to the Plan or an order of the Bankruptcy Court (a) which has been or hereafter is listed on the Schedules as unliquidated, contingent, or disputed, and which has not been resolved by written agreement of the parties or an order of the Bankruptcy Court, (b) proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of Claim was not timely or properly filed, (c) proof of which was timely and properly filed and which has been or hereafter is listed on the Schedules as unliquidated, disputed or contingent, (d) that is disputed in accordance with the provisions of this Plan, or (e) as to which a Debtor has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any orders of the Bankruptcy Court, or is otherwise disputed by a Debtor in accordance with applicable law, which objection, request for estimation, or dispute has not been withdrawn or determined by a Final Order; PROVIDED, HOWEVER, that for purposes of determining whether a particular Claim is a Disputed Claim prior to the expiration of any period of limitation fixed for the interposition by the Debtors of objections to the allowance of Claims, any Claim that is not identified by the applicable Debtor as an Allowed Claim shall be deemed a Disputed Claim.

      1.48 "Distribution Date" means the date, occurring as soon as practicable after the Consummation Date, upon which distributions are made by Reorganized CAI or Reorganized PCT, as the case may be, to holders of Allowed DIP Facility, Administrative, Priority Tax, and Class CAI-1, CAI-5, CAI-6, PCT-1, and PCT-5 Claims; PROVIDED, HOWEVER, that in no event shall the Distribution Date occur later than twenty (20) Business Days after the Consummation Date.

      1.49 "Distribution Record Date" means the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be September 10, 1998.

      1.50 "Distribution Reserve" means the reserve, if any, established and maintained by the Reorganized Debtors, into which the Reorganized Debtors shall deposit the amount of Cash, New Senior Notes, New Common Stock, or other property that would have been distributed by the Reorganized Debtors on the Distribution Date to holders of (a) Disputed Claims, (b) contingent liquidated Claims, if such Claims had been undisputed or noncontingent Claims on the Distribution Date, pending (i) the allowance of such Claims, (ii) the estimation of such Claims for purposes of allowance or (iii) the realization of the contingencies, and (c) unliquidated Claims, if such Claims had been liquidated on the Distribution Date, such amount to be estimated by the Bankruptcy Court or agreed upon by CAI and the holders thereof as sufficient to satisfy such unliquidated Claim upon such Claim's (x) allowance, (y) estimation for purposes of allowance, or (z) liquidation, pending the occurrence of such estimation or liquidation.

      1.51 "ECN Notes" means, collectively, the thirteen (13) subordinated promissory notes due September 29, 2000, in the aggregate principal amount of $2,793,000 given by CAI to the ECN Participants.

      1.52 "ECN Participants" means, collectively, Gerard Klauer Mattison & Co., LLC; Quota Corporation; NOSROB, L.L.C.; Mellon Bank, N.A., Trustee for Dextor Corporation, Grantor Trust; Montgomery Small Cap Partners II, L.P.;Roanoke Partners, L.P.; John Flavin; Flavin, Blake Investors, L.P.; Montgomery Growth Partners I, L.P.; Richard McKenzie; Haussman, L.L.C.; Les Alexander; and Eastern Cable Networks Corp.

      1.53 "Employment Agreements" means the employment agreements to be entered into between Reorganized CAI and the Key Employees, which agreements shall be in substantially the form of the agreements to be included in the Plan Supplement.

      1.54 "Equity Securities" means, collectively, the Old Common Stock, Old Stock Options, and Old Warrants, together with any options, warrants, or rights, contractual or otherwise, to acquire or receive any such stock or ownership interests, including, but not limited to, the Old Options, the Old Warrants and any contracts or agreements pursuant to which the non-debtor party was or could have been entitled to receive shares of stock or other ownership interests in CAI.

      1.55 "Equity Securities Claim" means a Securities Claim arising from any Equity Security.

      1.56 "Estate(s)" means, individually, the estate of CAI or PCT in the Chapter 11 Case, and, collectively, the estates of CAI and PCT in the Chapter 11 Case, created pursuant to Section 541 of the Bankruptcy Code.

      1.57 "Existing Securities" means, collectively the Equity Securities and the Debt Securities.

      1.58 "Exit Lender(s)" means the lender(s) under the New Senior Secured Facility.

      1.59 "Face Amount" means (a) when used in reference to a Disputed Claim, the full stated amount claimed by the holder of such Claim in any proof of Claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and (b) when used in reference to an Allowed Claim, the allowed amount of such Claim.

      1.60 "FCC" means the Federal Communications Commission, as constituted from time to time, or any successor governmental agency performing functions similar to those performed by the Federal Communications Commission on the date hereof.

      1.61 "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Case, the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

      1.62 "General Unsecured Claim" means a Claim against the Debtors, or either of them, that is not a DIP Facility Claim, Administrative Claim, Priority Tax Claim, Other Priority Claim, Secured Claim, Senior Note Claim, Subordinated Note Claim, Intercompany Claim, or Securities Claim.

      1.63  "Heartland"  means  Heartland  Wireless  Communications,  Inc.,   a
Delaware corporation.

      1.64 "Impaired" means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of Section 1124 of the Bankruptcy Code.

      1.65  "Indenture  Trustee"   means   The  Chase  Manhattan  Bank  or  its
successor, in either case in its capacity as indenture trustee for the Senior Notes Indenture.

      1.66 "Intercompany Claim" means, as the case may be, any Claim of (a) any Subsidiary against a Debtor, (b) any Subsidiary against any other Subsidiary, or (c) CAI against any Subsidiary.

      1.67 "Interest" means (a) the legal, equitable, contractual and other rights of any Person with respect to Old Common Stock, Old Stock Options, Old Warrants, or any other Equity Securities of CAI or PCT and (b) the legal, equitable, contractual or other rights of any Person to acquire or receive any of the foregoing.

      1.68 "Key Employees" means, collectively, the employees of CAI listed on Exhibit G to the Plan.

      1.69 "Lien" means a charge against or interest in property to secure payment of a debt or performance of an obligation.

      1.70 "Litigation Claims" means the claims, rights of action, suits, or proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person, which are to be retained by the Reorganized Debtors pursuant to Article IV.G of this Plan.

      1.71 "Management Option Agreement(s)" means the stock option agreement(s), substantially in the form of the agreements to be included in the Plan Supplement, to be entered into by Reorganized CAI and the Management Option Plan Participants, pursuant to which the Management Options will be granted.

      1.72, substantially in the form of the plan to be included in the Plan Supplement, to be adopted by CAI or Reorganized CAI pursuant to Article IV.C.1.a of this Plan.

      1.73 "Management Option Plan Participants" means the employees of Reorganized CAI, listed on Exhibit H to this Plan, entitled to participate in the Management Option Plan.

      1.74 "Management Options" means the options to be issued by Reorganized CAI to the Management Option Plan Participants to purchase up to 10% of the New Common Stock, on a fully diluted basis, pursuant to the provisions of the Management Option Agreement to be entered into under the Management Option Plan.

      1.75 "MDU Assets" means the assets currently used by PCT in the provision of analog subscription video services to 64 multi-dwelling units located in and around the greater Philadelphia area, which are to be sold to OnePoint pursuant to Section 363(b) of the Bankruptcy Code.

      1.76  "Mester" means John Mester d/b/a Connecticut Home Theater.

      1.77 "Mester Collateral" means, collectively, (a) the stock of Springfield License, Inc., a Subsidiary, (b) the equipment described in Schedule A to the Pledge and Security Agreement, dated August 21, 1997, between CAI, Mester, and Brown Neitert & Kaufman, Chartered, as pledge agent for Mester, and (c) all proceeds, profits and products of any sale or other disposition of the foregoing, which CAI pledged to Mester or in which CAI granted Mester security interests or liens to secure CAI's obligations under the Mester Notes, to the extent that, as of the Consummation Date, such stock remains pledged to Mester and such equipment and proceeds remain encumbered by valid, enforceable and perfected security interests or liens of Mester in CAI's Estate's interest in such equipment and proceeds that are not avoidable under the Bankruptcy Code or applicable nonbankruptcy law.

      1.78 "Mester Notes" means the two (2) promissory notes, each dated August 21, 1997, between CAI, as maker, and Mester, as holder, and all agreements and other documents relating thereto.

      1.79 "MLGAF" means Merrill Lynch Global Allocation Fund, Inc., a Maryland corporation.

      1.80 "New Common Stock" means the 25 million shares of common stock of Reorganized CAI, $.01 par value per share, authorized under Article IV.C.1.a of the Plan and the Amended CAI Certificate of Incorporation and By-laws.

      1.81 "New Options" means, collectively, the Management Options and the BT Alex. Brown Option.

      1.82 "New Securities" means, collectively, the New Common Stock, New Senior Notes, and New Options.

      1.83 "New Senior Notes" means the 12% Senior Notes due 2004 of Reorganized CAI, in the aggregate principal amount of $100 million, to be issued and distributed pursuant to the Plan on the Distribution Date and governed by the terms of the New Senior Notes Indenture, as more fully described in Article VI.A hereof.

      1.84 "New Senior Notes Indenture" means the indenture to be entered into between Reorganized CAI and an entity to be selected prior to the Consummation Date, as indenture trustee, under which the New Senior Notes shall be issued, which indenture shall be substantially in the form of the indenture to be included in the Plan Supplement as Exhibit D to this Plan.

      1.85 "New Senior Secured Facility" means the new senior secured credit facilit(ies) in an aggregate principal amount of not more than $80 million, which Reorganized CAI anticipates entering into as a condition to the consummation of the Plan.

      1.86 "Note Purchase Agreement" means the note purchase agreement, dated as of November 24, 1997, as amended from time to time, by and among CAI, the Subsidiaries named therein, and MLGAF, pursuant to which the Secured Notes were issued and sold.

      1.87 "Obligor Subsidiaries" means, collectively, those Subsidiaries of CAI that are signatories to, and obligors under, the Note Purchase Agreement.

      1.88 "Old Common Stock" means CAI's common stock, no par value, together with any options, warrants, or rights, contractual or otherwise, to acquire or receive any such stock, including, but not limited to, the Old Stock Options and Old Warrants.

      1.89 "Old Junior Preferred Stock" means the shares of CAI's non-voting convertible junior preferred stock, having a liquidation preference of $30 million, and options, warrants, or rights, contractual or otherwise, if any, to acquire any such non-voting convertible junior preferred stock.

      1.90 "Old Stock Options" means the outstanding options to purchase Old Common Stock, as of the Petition Date.

      1.91 "Old Senior Preferred Stock" means the shares of CAI's 14% Senior Convertible Preferred Stock, par value $10,000 per share, and options, warrants, or rights, contractual or otherwise, if any, to acquire any such 14% Senior Convertible Preferred Stock.

      1.92 "Old Voting Preferred Stock" means the shares of CAI's Series C Convertible Preferred Stock, no par value per share, and options, warrants, or rights, contractual or otherwise, if any, to acquire any such Series C Convertible Preferred Stock.

      1.93 "Old Warrants" means the outstanding warrants to purchase Old Common Stock, as of the Petition Date.

      1.94  "OnePoint"   means   Mid-Atlantic  Telcom  Plus,   d/b/a   OnePoint
            Communications.

      1.95 "Operating Subsidiaries" means, collectively, Commonwealth Choice Television, Inc.; Connecticut Choice Television, Inc.; Eastern New England TV, Inc.; Greater Albany Wireless Systems, Inc.; Hampton Roads Wireless, Inc.; New York Choice Television, Inc.; Philadelphia Choice Television, Inc.; Rochester Choice Television, Inc.; and Washington Choice Television, Inc.

      1.96 "Ordinary Course Professionals' Order" means an order entered by the Bankruptcy Court authorizing the Debtors, or either of them, to retain, employ and pay certain professionals, as specified in the order, which are not involved in the administration of the Chapter 11 Case, in the ordinary course of business, without further order of the Bankruptcy Court.

      1.97 "Other Priority Claim" means a Claim entitled to priority pursuant to Section 507(a) of the Bankruptcy Code other than a DIP Facility Claim, Priority Tax Claim or an Administrative Claim.

      1.98 "Other Secured Claims" means, collectively, all Secured Claims against CAI or PCT, as the case may be, other than the Secured Claims included in Classes CAI-2.01 through CAI-2.02.

      1.99 "Petition Date" means the date on which CAI and PCT file their petitions for relief commencing the Chapter 11 Case.

      1.100 "Plan" means this Chapter 11 reorganization plan for CAI and PCT and all exhibits annexed hereto or referenced herein, as the same may be amended, modified or supplemented from time to time.

      1.101 "Plan Supplement" means the compilation of documents and forms of documents specified in the Plan which will be filed with the Bankruptcy Court not later than five (5) Business Days prior to date of the commencement of the Confirmation Hearing.

      1.102 "Priority Tax Claim" means a Claim that is entitled to priority pursuant to Section 507(a)(8) of the Bankruptcy Code.

      1.103 "Professional" means any professional employed in the Chapter 11 Case pursuant to Sections 327 or 1103 of the Bankruptcy Code or otherwise and the professionals seeking compensation or reimbursement of expenses in connection with the Chapter 11 Case pursuant to Section 503(b)(4) of the Bankruptcy Code.

      1.104 "Professional Fee Claim" means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Consummation Date.

      1.105 "Pro Rata" means, at any time, the proportion that the Face Amount of a Claim in a particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims) in such Class, unless the Plan provides otherwise.

      1.106 "Registrable Securities" means securities acquired, by Persons who may be deemed to be "affiliates" or "underwriters" of Reorganized CAI for purposes of the Securities Act, pursuant to or in connection with the Plan, including New Common Stock, New Senior Notes, and securities issuable in connection with the New Senior Secured Facility, or acquired by their successors and permitted assigns in accordance with the Registration Rights Agreement (and any securities issued or issuable with respect thereto).

      1.107 "Registration Rights Agreement" means the agreement, between Reorganized CAI and certain Persons who may be deemed to be "affiliates" or "underwriters" of Reorganized CAI for purposes of the Securities Act, governing the registration of (a) New Senior Notes, (b) New Common Stock, including, but not limited to, the additional shares of New Common Stock issuable upon exercise of the New Options, and (c) securities issuable in connection with the New Senior Secured Facility, in substantially the form of the registration rights agreement to be included in the Plan Supplement.

      1.108 "Reinstated" or "Reinstatement" means (i) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the holder of such Claim so as to leave such Claim unimpaired in accordance with Section 1124 of the Bankruptcy Code or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim as such maturity existed before such default; (c) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitles the holder of such Claim; PROVIDED, HOWEVER, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement.

      1.109 "Reorganized  CAI"  means  reorganized  CAI,  on  and   after   the
Consummation Date.

      1.110 "Reorganized Debtor(s)" means, individually, Reorganized CAI or Reorganized PCT and, collectively, Reorganized CAI and Reorganized PCT.

      1.111 "Reorganized   PCT"  means  reorganized  PCT,  on  and  after   the
Consummation Date.

      1.112 "Restructuring" means, collectively, the transactions and transfers described in Article IV of this Plan.

      1.113 "Satellite  Subsidiaries"   means,   collectively,  MMDS  Satellite
Ventures, Inc., CAI Data Systems, Inc., and CAI Satellite Communications, Inc.

      1.114 "Schedules" means the schedules of assets and liabilities and the statements of financial affairs, if any, filed in the Bankruptcy Court by CAI or PCT, as the case may be, as such schedules or statements or may be amended or supplemented from time to time in accordance with Fed. R. Bankr. P. 1009 or orders of the Bankruptcy Court.

      1.115 "Secured Claim" means a Claim, other than a Setoff Claim, that is secured by a security interest in or lien upon property, or the proceeds of the sale of such property, in which a Debtor has an interest, to the extent of the value, as of the Consummation Date or such later date as is established by the Bankruptcy Court, of such interest or lien as determined by a Final Order of the Bankruptcy Court pursuant to Section 506 of the Bankruptcy Code or as otherwise agreed upon in writing by such Debtor or Reorganized Debtor and the holder of such Claim.

      1.116 "Secured Notes" means the 13% Senior Secured Notes of CAI and certain Subsidiaries, issued and outstanding under the Note Purchase Agreement.

      1.117 "Secured Note Collateral" means the Collateral referred to in the Secured Note Collateral Documents and all other property and assets that are or are intended under the terms of the Collateral Documents to be subject to any Lien in favor of the Collateral Agent for the benefit of the holders of the Secured Notes.

      . "Secured Note Collateral Documents" means, collectively, (a) the Security Agreement and Pledge Agreement (as those terms are defined in the Note Purchase Agreement), (b) each other security agreement or pledge agreement entered into pursuant to Section 8.11 of the Note Purchase Agreement, and (c) each other agreement that creates or purports to create or perfect a Lien in favor of the Collateral Agent for the benefit of the holders of the Secured Notes.

      .     "Securities  Act"  means  the Securities Act of 1933, 15 U.S.C.
Sections 77a-77aa, as now in effect or hereafter amended.

      . "Securities Action" means the consolidated class action captioned IN RE CAI WIRELESS SYSTEMS, INC. SECURITIES LITIGATION, Master File No. 96-CV-1857 (LEK/DRH), pending in the United States District Court for the Northern District of New York.

      . "Securities Claim" means a Claim arising from the rescission of a purchase or sale of a security of CAI, including, but not limited to, Old Senior Preferred Stock, Old Junior Preferred Stock, Old Voting Preferred Stock, Old Common Stock, Old Stock Options, Old Warrants, Senior Notes, Secured Notes, Subordinated Notes, all other debt instruments and any and all other rights to acquire Equity Securities of CAI, for damages arising from the purchase or sale of such a security, or for reimbursement, contribution or indemnification allowed under Section 502 of the Bankruptcy Code on account of such Claim, including, without limitation, a Claim with respect to any action pending against CAI and/or its current or former officers and directors in which Securities Claims are asserted, including the Securities Action.

      .     "Senior Note Claim"  means  a Claim of a Senior Note Holder arising under or as a result of the Senior Notes.

      .     "Senior Note Escrow" means the  escrow account established pursuant to the terms of Section 2 of the Senior Note Escrow Agreement.

      . "Senior Note Escrow Agreement" means the escrow agreement, dated as of September 15, 1995, by and among CAI, The Chase Manahattan Bank, as escrow agent, and the Indenture Trustee, pursuant to which the Senior Note Escrow was established.

      .     "Senior Note Holder" means a holder of Senior Notes.

      . "Senior Notes Indenture" means the indenture, dated September 15, 1995, as modified by the First Supplemental Indenture, dated as of January 31, 1996, between CAI and The Chase Manhattan Bank, as trustee, pursuant to which the Senior Notes were issued.

      .     "Senior  Notes"  means  the  12 1/4% Senior Notes Due September 15,
2002 of CAI, issued and outstanding under the Senior Notes Indenture.

      . "Setoff Claim" means a Claim, against a Debtor, of a holder that has a valid right of setoff with respect to such Claim, which right is enforceable under Section 553 of the Bankruptcy Code as determined by a Final Order or as otherwise agreed in writing by a Debtor, to the extent of the amount subject to such right of setoff.

      . "Severance Plan" means the Executive Severance Pay Plan currently maintained by CAI, pursuant to which executive employees of CAI identified and designated by the compensation committee of the board of directors of CAI as eligible participants are entitled to certain severance benefits upon certain types of terminations of employment in the event of a change in control of CAI.

      .     "Solicitation" means the solicitation by CAI from holders of Senior
Notes and Subordinated Notes of acceptances of the Plan pursuant to Section 1126(b) of the Bankruptcy Code.

      .     "Subordinated Notes" means, collectively, the ECN Notes and the 12%
Subordinated Note.

      .     "Subsidiaries"  means,  collectively,  the   direct   and  indirect
subsidiaries of CAI listed on the annexed Exhibit C.

      .     "Subsidiary   Interests"   means,  collectively,  the  issued   and
outstanding shares of stock of the Subsidiaries directly or indirectly owned by CAI, as of the Petition Date.

      . "Substantial Contribution Claim" means a claim for compensation or reimbursement of expenses incurred in making a substantial contribution in the Chapter 11 Case pursuant to Section 503(b)(3),(4), or (5) of the Bankruptcy Code.

      . "Trade Claim" means any Unsecured Claim against a Debtor, arising from or with respect to the sale of goods or services to such Debtor, prior to the Petition Date, in the ordinary course of such Debtor's business, including any Claim of an employee that is not an Other Priority Claim, but only to the extent that the holder of such Claim continues to provide goods and/or services to the Debtor pursuant to customary or ordinary trade terms.

      . "Trigger Event" means, with respect to the Management Option Plan, a material third party acquisition or merger, material equity investment in CAI, or material joint venture, and/or a material take-or-pay arrangement or other third party transaction with respect to the use of CAI's spectrum, and/or any other material third party transaction having a substantially similar economic effect as the foregoing.

      .     "12% Subordinated Note" means the 12% subordinated note due October
1, 2005, in the principal amount of $30,000,000, given by CAI and the Obligor Subsidiaries to MLGAF.

      .     "Unimpaired Claim" means a Claim that is not an Impaired Claim.

      .     "Unsecured  Claim"  means  any Claim against a Debtor, other than a
DIP Facility Claim, Administrative Claim,  or a Secured Claim.

      . "Voting Deadline" means 12:00 midnight on July 28, 1998, unless extended by the Debtors.

      .     "Voting Record Date" means, with respect to identification  of  the holders of Impaired Claims entitled to vote on the Plan, June 23, 1998.

C.  RULES OF INTERPRETATION

      For purposes of the Plan (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document's being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references in the Plan to Sections, Articles, Schedules, and Exhibits are references to Sections, Articles, Schedules, and Exhibits of or to the Plan,
(d) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction set forth in Section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

D.  COMPUTATION OF TIME

      In computing any period of time prescribed or allowed by the Plan, the provisions of Fed. R. Bankr. P. 9006(a) shall apply.


                                      ARTICLE II.

                       CLASSIFICATION OF CLAIMS AND INTERESTS

A.  INTRODUCTION

      All Claims and Interests, except DIP Facility Claims, Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with Section 1123(a)(1) of the Bankruptcy Code, DIP Facility Claims, Administrative Claims and Priority Tax Claims, as described below, have not been classified.

      A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Consummation Date.

B.  UNCLASSIFIED CLAIMS (NOT ENTITLED TO VOTE ON THE PLAN)

      1.  DIP FACILITY CLAIMS

      2.  ADMINISTRATIVE CLAIMS

      3.  PRIORITY TAX CLAIMS

C. UNIMPAIRED CLASSES OF CLAIMS AGAINST CAI (DEEMED TO HAVE ACCEPTED THE PLAN AND, THEREFORE, NOT ENTITLED TO VOTE)

      1.  CLASS CAI-1:  OTHER PRIORITY CLAIMS

      Class CAI-1 consists of all Other Priority Claims against CAI.

      2.  CLASS CAI-2:  SECURED CLAIMS

      Class CAI-2 consists of separate subclasses for each Secured Claim secured by a security interest in or lien upon property in which CAI's Estate has an interest. Each subclass is deemed to be a separate Class for all purposes under the Bankruptcy Code.

            a.  Class CAI-2.01:  Bott Secured Claims

      Class CAI-2.01 consists of all Claims against CAI, secured by and to the extent of the value (as of the Petition Date), if any, of the Bott Collateral, directly or indirectly arising from or under, or relating in any way to, the Bott Notes.

            b.  Class CAI-2.02:  Mester Secured Claims

      Class CAI-2.02 consists of all Claims against CAI, directly or indirectly arising from or under, or relating in any way to, the Mester Notes and secured by the Mester Collateral, but only to the extent of the value (if any) of Mester's interest in CAI's interest in the Mester Collateral.

            c.  Class CAI-2.03:  Other Secured Claims

      Class CAI-2.03 consists of all Other Secured Claims against CAI.

      3.  CLASS CAI-3:  GENERAL UNSECURED CLAIMS

      Class CAI-3 consists of all General Unsecured Claims against CAI.

      4.  CLASS CAI-4:  INTERCOMPANY CLAIMS

      Class CAI-4 consists of all Intercompany Claims against CAI.

D. IMPAIRED CLASSES OF CLAIMS AGAINST AND INTERESTS IN CAI (CLASSES 5 AND 6 ARE ENTITLED TO VOTE ON THE PLAN; CLASSES 7 AND 8 ARE DEEMED TO HAVE REJECTED THE PLAN AND, THEREFORE, ARE NOT ENTITLED TO VOTE)

      1.  CLASS CAI-5:  SENIOR NOTE CLAIMS

      Class CAI-5 consists of all Senior Note Claims against CAI. Notwithstanding anything contained in this Plan to the contrary, the Senior Note Claims shall be deemed Allowed Class CAI-5 Claims in the aggregate amount of $275,000,000 plus accrued interest through the Petition Date.

      2.  CLASS CAI-6:  SUBORDINATED NOTE CLAIMS

      Class CAI-6 consists of all Subordinated Note Claims against CAI. Notwithstanding anything contained in this Plan to the contrary, the
Subordinated Note Claims shall be deemed Allowed Class CAI-6 Claims in the aggregate amount of $32,793,000 plus accrued interest through the Petition Date.

      3.  CLASS CAI-7:  SECURITIES CLAIMS

            a.  Class CAI-7.01:  Debt Securities Claims

      Class CAI-7.01 consists of all Debt Securities Claims against CAI.

            b.  Class CAI-7.02:  Equity Securities Claims

      Class CAI-7.02 consists of all Equity Securities Claims against CAI.

      4.  CLASS CAI-8:  EQUITY SECURITIES INTERESTS

      Class CAI-8 consists of all Interests in CAI directly or indirectly arising from or under, or relating in any to, any of the Equity Securities of CAI.

E. UNIMPAIRED CLASSES OF CLAIMS AGAINST PCT (DEEMED TO HAVE ACCEPTED THE PLAN AND, THEREFORE, NOT ENTITLED TO VOTE)

      1.  CLASS PCT-1:  OTHER PRIORITY CLAIMS

      Class PCT-1 consists of all Other Priority Claims against PCT.

      2.  CLASS PCT-2:  SECURED CLAIMS

      Class PCT-2 consists of all Secured Claims against PCT. Each holder of a Secured Claim against PCT shall be treated as a separate subclass for all purposes under Plan and the Bankruptcy Code.

      3.  CLASS PCT-3:  GENERAL UNSECURED CLAIMS

      Class PCT-3 consists of all General Unsecured Claims against PCT.

      4.  CLASS PCT-4:  INTERCOMPANY CLAIMS

      Class PCT-4 consists of all Intercompany Claims against PCT.

F.  IMPAIRED CLASS OF CLAIMS AGAINST PCT (ENTITLED TO VOTE ON THE PLAN)

      CLASS PCT-5:  SUBORDINATED NOTE CLAIMS

      Class PCT-5 consists of all Claims against PCT arising under or as a result of any Subordinated Note. Notwithstanding anything contained in this Plan to the contrary, the Subordinated Note Claims shall be deemed Allowed Class PCT-5 Claims in the aggregate amount of $30,000,000 plus accrued interest through the Petition Date.

G. UNIMPAIRED CLASS OF INTERESTS IN PCT (DEEMED TO HAVE ACCEPTED THE PLAN AND, THEREFORE, NOT ENTITLED TO VOTE)

      CLASS PCT-6:  EQUITY SECURITIES INTERESTS

      Class PCT-6 consists of all Interests in PCT directly or indirectly arising from or under, or relating in any way to, any of the Equity Securities of PCT.


                                      ARTICLE III.

                          TREATMENT OF CLAIMS AND INTERESTS

A.  UNCLASSIFIED CLAIMS

      1.  DIP FACILITY CLAIMS

      On, or one Business Day after, the Consummation Date or the date such DIP Facility Claim becomes payable pursuant to any agreement between CAI and the holder of such DIP Facility Claim, each holder of an Allowed DIP Facility Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed DIP Facility Claim (a) cash equal to the unpaid portion of such Allowed DIP Facility Claim or (b) such other treatment as to which CAI and such holder shall have agreed upon in writing.

      2.  ADMINISTRATIVE CLAIMS

      Except as otherwise provided for herein, and subject to the requirements of Article XIV.A.2 hereof, on, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Administrative Claim becomes an Allowed Administrative Claim, or (iii) the date such Administrative Claim becomes payable pursuant to any agreement between a Debtor and the holder of such Administrative Claim, each holder of an Allowed Administrative Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim (a) Cash equal to the unpaid portion of such Allowed Administrative Claim or (b) such other treatment as to which the applicable Debtor and such holder shall have agreed upon in writing; PROVIDED, HOWEVER, that Allowed Administrative Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during the Chapter 11 Case shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

      3.  PRIORITY TAX CLAIMS

      On, or as soon as reasonably practicable after, the later of (i) the Distribution Date or (ii) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, each holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim (a) Cash equal to the unpaid portion of such Allowed Priority Tax Claim, (b) Cash payments over time in an aggregate principal amount equal to the amount of such Allowed Priority Tax Claim plus interest on the unpaid portion thereof at the rate of seven percent (7%) per annum from the Consummation Date through the date of payment thereof, or (c) such other treatment as to which CAI or PCT, as the case may be, and such holder shall have agreed upon in writing. Cash payments of principal shall be made in annual installments, each such installment amount being equal to ten percent (10%) of such Allowed Priority Tax Claim plus accrued and unpaid interest, with the first payment to be due on or before the first anniversary of the Consummation Date, or as soon thereafter as is practicable, and subsequent payments to be due on the anniversary of the first payment date or as soon thereafter as is practicable; PROVIDED, HOWEVER, that any installments remaining unpaid on the date that is six years after the date of assessment of the tax that is the basis for the Allowed Priority Tax Claim shall be paid on the first Business Day following such date, or as soon thereafter as is practicable together with any accrued and unpaid interest to the date of payment; and PROVIDED FURTHER, that the Debtors reserve the right to pay any Allowed Priority Tax Claim, or any remaining balance of any Allowed Priority Tax Claim, in full at any time on or after the Distribution Date without premium or penalty; and PROVIDED FURTHER, that no holder of an Allowed Priority Tax Claim shall be entitled to any payments on account of any pre-Consummation Date interest accrued on or penalty arising after the Petition Date with respect to or in connection with such Allowed Priority Tax Claim. Notwithstanding anything to the contrary contained in this Article III.A.3 or elsewhere in the Plan, the Priority Tax Claim, if any, of the Internal Revenue Service shall be paid in full within six years from the date of assessment of the tax in equal quarterly installments of principal and interest at the rate of 8%. The first payment shall be due and payable on the Distribution Date.

B.  UNIMPAIRED CLASSES OF CLAIMS AGAINST CAI

      1.  CLASS CAI-1:  OTHER PRIORITY CLAIMS

      On, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Class CAI-1 Other Priority Claim becomes an Allowed Class CAI-1 Other Priority Claim, or (iii) the date such Class CAI-1 Other Priority Claim becomes payable pursuant to any agreement between CAI and the holder of such Class CAI-1 Other Priority Claim, each holder of an Allowed Class CAI-1 Other Priority Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class CAI-1 Other Priority Claim (a) Cash equal to the unpaid portion of such Allowed Class CAI-1 Other Priority Claim or (b) such other treatment as to which CAI and such holder shall have agreed upon in writing.

      2.  CLASS CAI-2:  SECURED CLAIMS

      Each holder of a Class 2 Secured Claim shall be treated as a separate class for all purposes under this Plan, and each holder of an Allowed Class 2 Secured Claim shall receive the treatment set forth below. To the extent, if any, that the value of the collateral securing a Class 2 Secured Claim is less than the total amount of such Claim, the difference shall be treated as a Class 3 General Unsecured Claim. CAI specifically reserves all rights to challenge the validity, nature and perfection of, and to avoid pursuant to the provisions of the Bankruptcy Code and other applicable law, any purported liens and security interests.

            a.  Class CAI-2.01:  Bott Secured Claims

      On, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Class CAI-2.01 Bott Secured Claim becomes an Allowed Class CAI-2.01 Bott Secured Claim, or (iii) the date such Class CAI-
2.01 Bott Secured Claim becomes payable pursuant to any agreement between CAI and the holder of such Class CAI-2.01 Bott Secured Claim, each holder of an Allowed Class CAI-2.01 Bott Secured Claim, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class CAI-2.01 Bott Secured Claim, shall, in the sole discretion of CAI, (a) receive deferred cash payments totaling at least the allowed amount of such Allowed Class CAI-2.01 Bott Secured Claim, of a value, as of the Consummation Date, of at least the value of such holder's interest in CAI's Estate's interest in the Bott
Collateral,   (b)   upon  abandonment  by  CAI  receive  the  Bott  Collateral,
(c) receive payments or liens amounting to the indubitable equivalent of the value of such holder's interest in CAI's Estate's interest in the Bott Collateral, (d) be Reinstated, or (e) receive such other treatment as CAI and such holder shall have agreed upon in writing.

            b.  Class CAI-2.02:  Mester Secured Claims

      On, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Class CAI-2.02 Mester Secured Claim becomes an Allowed Class CAI-2.02 Mester Secured Claim, or (iii) the date such Class CAI-2.02 Mester Secured Claim becomes payable pursuant to any agreement between CAI and the holder of such Class CAI-2.02 Mester Secured Claim, each holder of an Allowed Class CAI-2.02 Mester Secured Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class CAI-2.02 Mester Secured Claim, shall, in the sole discretion of CAI,
(a) receive deferred cash payments totaling at least the allowed amount of such Allowed Class CAI-2.02 Mester Secured Claim, of a value, as of the Consummation Date, of at least the value of such holder's interest in CAI's Estate's interest in the Mester Collateral, (b) upon abandonment by CAI receive the Mester Collateral, (c) receive payments or liens amounting to the indubitable equivalent of the value of such holder's interest in CAI's Estate's interest in the Mester Collateral, (d) be Reinstated, or (e) receive such other treatment as CAI and such holder shall have agreed upon in writing.

            c.  Class CAI-2.03:  Other Secured Claims

      On, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Class CAI-2.03 Other Secured Claim becomes an Allowed Class CAI-2.03 Other Secured Claim, or (iii) the date such Class CAI-2.03 Other Secured Claim becomes payable pursuant to any agreement between CAI and the holder of such Class CAI-2.03 Other Secured Claim, each holder of an Allowed Class CAI-2.03 Other Secured Claim, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class CAI-2.03 Other Secured Claim, shall, in the sole discretion of CAI,
(a) receive deferred cash payments totaling at least the allowed amount of such Allowed Class CAI-2.03 Other Secured Claim, of a value, as of the Consummation Date, of at least the value of such holder's interest in CAI's Estate's interest in the Collateral securing the Allowed Class CAI-2.03 Other Secured Claim, (b) upon abandonment by CAI receive the Collateral securing such holder's Allowed Class CAI-2.03 Other Secured Claim, (c) receive payments or liens amounting to the indubitable equivalent of the value of such holder's interest in CAI's Estate's interest in the Collateral securing the Allowed Class CAI-2.03 Other Secured Claim, (d) be Reinstated, or (e) receive such other treatment as CAI and such holder shall have agreed upon in writing.

      3.  CLASS CAI-3:  GENERAL UNSECURED CLAIMS

      Each holder of an Allowed Class CAI-3 General Unsecured Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class CAI-3 General Unsecured Claim, in the sole discretion of CAI, (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed Class CAI-3 General Unsecured Claim entitles the holder of such Claim; (b) notwithstanding any contractual provision or applicable law that entitles the holder of such Allowed Class CAI-3 General Unsecured Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, treatment that (i) cures any such default that occurred before or after the Petition Date, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, (ii) reinstates the maturity of such Allowed Class CAI-3 General Unsecured Claim as such maturity existed before such default, (iii) compensates the holder of such Allowed Class CAI-3 General Unsecured Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law, and (iv) does not otherwise alter the legal, equitable, or contractual rights to which such Allowed Class CAI-3 General Unsecured Claim entitles the holder of such Claim; or (c) such other treatment as to which CAI and such holder shall have agreed upon in writing.

      4.  CLASS CAI-4:  INTERCOMPANY CLAIMS

      Each holder of an Allowed Class CAI-4 Intercompany Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class CAI-4 Intercompany Claim, shall, in the sole discretion of CAI,
(a) receive treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed Class CAI-4 Intercompany Claim entitles the holder of such Claim, (b) be Reinstated, or (c) receive such other treatment as CAI and such holder have agreed upon in writing.

C.  IMPAIRED CLASSES OF CLAIMS AGAINST CAI

      1.  CLASS CAI-5:  SENIOR NOTE CLAIMS

      On, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Class CAI-5 Senior Note Claim becomes an Allowed Class CAI-5 Senior Note Claim or (iii) the date such Class CAI-5 Senior Note Claim becomes payable pursuant to any agreement between CAI and the holder of such Class CAI-5 Senior Note Claim, each holder of an Allowed Class CAI-5 Senior Note Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class CAI-5 Senior Note Claim, its Pro Rata share of (a) the New Senior Notes and (b) ninety-one percent (91%) of the New Common Stock, subject to dilution, to be issued pursuant to Article IV.C of the Plan. In addition, on the Distribution Date or as soon thereafter as practicable, each holder of an Allowed Class CAI-5 Senior Note Claim shall receive its Pro Rata share of the balance of the Senior Note Escrow which otherwise would have been payable to such holder on September 1, 1998 in accordance with the terms of the Senior Notes Indenture.

      2.  CLASS CAI-6:  SUBORDINATED NOTE CLAIMS

      On, or as soon as reasonably practicable after, the later of (i) the Distribution Date or (ii) the date such Class CAI-6 Subordinated Note Claim becomes an Allowed Class CAI-6 Subordinated Note Claim, each holder of an Allowed Class CAI-6 Subordinated Note Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class CAI-6 Subordinated Note Claim, its Pro Rata share of nine percent (9%) of the New Common Stock to be issued pursuant to Article IV.C of the Plan. In consideration of the treatment afforded its Class CAI-6 Subordinated Note Claim, the holder of the 12% Subordinated Note shall be deemed to release each Obligor Subsidiary of all obligations under the 12% Subordinated Note.

      3.  CLASS CAI-7:  SECURITIES CLAIMS

            a.  Class CAI-7.01:  Debt Securities Claims

      The holders of Class CAI-7.01 Debt Securities Claims shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Claims.

            b.  Class CAI-7.02:  Equity Securities Claims

      The holders of Class CAI-7.02 Equity Securities Claims shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Claims.

D.  IMPAIRED CLASS OF INTERESTS IN CAI

      CLASS CAI-8:  EQUITY SECURITIES INTERESTS

      The holders of Class CAI-8 Equity Securities Interests shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Interests.

E.  UNIMPAIRED CLASSES OF CLAIMS AGAINST PCT

      1.  CLASS PCT-1:  OTHER PRIORITY CLAIMS

      On, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Class PCT-1 Other Priority Claim becomes an Allowed Class PCT-1 Other Priority Claim, or (iii) the date such Class PCT-1 Other Priority Claim becomes payable pursuant to any agreement between PCT and the holder of such Class PCT-1 Other Priority Claim, each holder of an Allowed Class PCT-1 Other Priority Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class PCT-1 Other Priority Claim (a) Cash equal to the unpaid portion of such Allowed Class PCT-1 Other Priority Claim or (b) such other treatment as to which PCT and such holder shall have agreed upon in writing.

      2.  CLASS PCT-2:  SECURED CLAIMS

      Class PCT-2 consists of separate subclasses for each holder of a Secured Claim secured by a security interest in or lien upon property in which PCT's Estate has an interest. Each subclass is deemed to be a separate Class for all purposes under the Plan and the Bankruptcy Code.

      On, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Class PCT-2 Secured Claim becomes an Allowed Class PCT-2 Secured Claim, or (iii) the date such Class PCT-2 Secured Claim becomes payable pursuant to any agreement between PCT and the holder of such Class PCT-2 Secured Claim, each holder of an Allowed Class PCT-2 Secured Claim will, in the sole discretion of PCT, (a) receive Cash in an amount equal to such Allowed Class PCT-2 Secured Claim, (b) receive deferred cash payments totaling at least the allowed amount of such Allowed Class PCT-2 Secured Claim, of a value, as of the Consummation Date, of at least the value of such holder's interest in PCT's Estate's interest in the collateral securing the Allowed Class PCT-2 Secured Claim, (c) upon abandonment by PCT, receive the collateral securing such holder's Allowed Class PCT-2 Secured Claim, (d) receive payments or liens amounting to the indubitable equivalent of the value of such holder's interest in PCT's Estate's interest in the collateral securing the Allowed Class PCT-2 Secured Claim, (e) have its Allowed Class PCT-2 Secured Claim Reinstated, or (f) receive such other treatment as PCT and such holder have agreed upon in writing.

      3.  CLASS PCT-3:  GENERAL UNSECURED CLAIMS

      Each holder of an Allowed Class PCT-3 General Unsecured Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class PCT-3 General Unsecured Claim, in the sole discretion of PCT, (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed Class PCT-3 General Unsecured Claim entitles the holder of such Claim; (b) notwithstanding any contractual provision or applicable law that entitles the holder of such Allowed Class PCT-3 General Unsecured Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, treatment that (i) cures any such default that occurred before or after the Petition Date, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, (ii) reinstates the maturity of such Allowed Class PCT-3 General Unsecured Claim as such maturity existed before such default, (iii) compensates the holder of such Allowed Class PCT-3 General Unsecured Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law, and (iv) does not otherwise alter the legal, equitable, or contractual rights to which such Allowed Class PCT-3 General Unsecured Claim entitles the holder of such Claim; or (c) such other treatment as to which PCT and such holder shall have agreed upon in writing.

      4.  CLASS PCT-4:  INTERCOMPANY CLAIMS

      Each holder of an Allowed Class PCT-4 Intercompany Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class PCT-4 Intercompany Claim, shall, in the sole discretion of PCT,
(a) receive treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed Class PCT-4 Intercompany Claim entitles the holder of such Claim, (b) be Reinstated, or (c) receive such other treatment as PCT and such holder have agreed upon in writing.

F.  IMPAIRED CLASS OF CLAIMS AGAINST PCT (ENTITLED TO VOTE ON THE PLAN)

      CLASS PCT-5:  SUBORDINATED NOTE CLAIMS

      On the Distribution Date, or as soon thereafter as practicable, each Allowed Class PCT-5 Subordinated Note Claim shall be fully and finally satisfied by the satisfaction of the applicable Class CAI-6 Subordinated Note Claim in accordance with Article III.C.2 of the Plan.

G. UNIMPAIRED CLASS OF INTERESTS IN PCT (DEEMED TO HAVE ACCEPTED THE PLAN AND, THEREFORE, NOT ENTITLED TO VOTE)

      CLASS PCT-6:  EQUITY SECURITIES INTERESTS

      On the Distribution Date, each Allowed Class PCT-6 Equity Securities Interest shall be Reinstated.

H.  SPECIAL PROVISION REGARDING UNIMPAIRED CLAIMS

      Except as otherwise provided in the Plan, nothing shall affect the Debtors' or Reorganized Debtors' rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to Setoffs or recoupments against Unimpaired Claims.

I.  ACCRUAL OF POST-PETITION INTEREST

      Interest on and fees and expenses, if any, with respect to Allowed Class CAI-2 and Class PCT-2 Secured Claims, including, but limited to, unpaid professional fees due the holders of such Claims, shall be paid when due under the contract, agreement, or other instrument governing the terms and conditions of the obligation comprising such Allowed Claim, together with any additional amounts required to be paid with respect to Unimpaired Claims pursuant to
Section 1124 of the Bankruptcy Code. Except as otherwise provided above, elsewhere in this Plan, or in an order of the Bankruptcy Court, no holder of an Allowed Unsecured Claim shall be entitled to the accrual of post-petition interest or the payment by the Debtors or Reorganized Debtors of post-petition interest on account of such Claim for any purpose.


                                      ARTICLE IV.

                        MEANS FOR IMPLEMENTATION OF THE PLAN

A.  CONTINUED CORPORATE EXISTENCE

      CAI, PCT, and the Subsidiaries shall continue to exist after the Consummation Date as separate corporate entities, in accordance with the applicable law in the respective jurisdictions in which they are incorporated and pursuant to their respective certificates of incorporation and by-laws in effect prior to the Consummation Date, except to the extent such certificates of incorporation and by-laws are amended by this Plan.

B.  CORPORATE ACTION

      1.  CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS

      On the Consummation Date, except as otherwise provided for herein, (i) the Existing Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of a Debtor, except such notes or other instruments evidencing indebtedness or obligations of a Debtor that are Reinstated under the Plan, shall be canceled, and (ii) the obligations of the Debtors under any agreements, indentures or certificates of designations governing the Existing Securities and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of a Debtor, except such notes or other instruments evidencing indebtedness or obligations of a Debtor that are Reinstated under the Plan, as the case may be, shall be discharged; PROVIDED, HOWEVER, that each indenture or other agreement that governs the rights of the holder of a Claim and that is administered by an indenture trustee, an agent, or a servicer shall continue in effect solely for the purposes of (i) allowing such indenture trustee, agent, or servicer to make the distributions to be made on account of such Claims under the Plan as provided in Article III hereof and
(ii) permitting such indenture trustee, agent, or servicer to maintain any rights or liens it may have for fees, costs and expenses under such indenture or other agreement; PROVIDED, FURTHER, that the provisions of clause (ii) of this paragraph shall not affect the discharge of the Debtors' liabilities under the Bankruptcy Code and the Confirmation Order or result in any expense or liability to any Reorganized Debtor. No Reorganized Debtor shall have any obligations to any indenture trustee, agent or servicer (or to any Disbursing Agent replacing such indenture trustee, agent or servicer) for any fees, costs or expenses, except as expressly provided in this Article IV.B.1; PROVIDED, HOWEVER, that nothing herein shall preclude such indenture trustee, agent or servicer (or any Disbursing Agent replacing such indenture trustee, agent or servicer) from being paid or reimbursed for pre-petition and post-petition fees, costs and expenses from the distributions until payment in full of such fees, costs or expenses that are governed by the respective indenture or other agreement in accordance with the provisions set forth therein.

      Any actions taken by an indenture trustee, an agent, or a servicer that are not for the purposes authorized in this Article IV.B.1 of the Plan shall not be binding upon the Debtors. Notwithstanding the foregoing, any Debtor may terminate any indenture or other governing agreement and the authority of any indenture trustee, agent, or servicer to act thereunder at any time, with or without cause, by giving five (5) days written notice of termination to the indenture trustee, agent, or servicer. If distributions under the Plan have not been completed at the time of termination of the indenture or other governing agreement, the applicable Debtor shall designate a Disbursing Agent to act in place of the indenture trustee, agent, or servicer, and the provisions of this
Article IV.B.1 shall be deemed to apply to the new distribution agent.

      2.  CERTIFICATE OF INCORPORATION AND BY-LAWS

      The certificate of incorporation and by-laws of each Debtor shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, among other things, pursuant to Section 1123(a)(6) of the Bankruptcy Code, (x) a provision prohibiting the issuance of non-voting equity securities, and if applicable (y) a provision as to the classes of securities issued pursuant to the Plan or thereafter possessing voting power, for an appropriate distribution of such power among such classes, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends. The Amended CAI Certificate of Incorporation shall also include, among other things, a provision authorizing a capital stock of 25 million shares of New Common Stock, $.01 par value per share.

C.  CAI'S RESTRUCTURING TRANSACTIONS

      1.  NEW SECURITIES

            a.  Authorization

      As of the Consummation Date, the issuance by Reorganized CAI of (i) $100 million in principal amount of New Senior Notes, (ii) up to 25 million shares of New Common Stock, and (iii) New Options to purchase up to 10.5% of the New Common Stock, on a fully diluted basis, is hereby authorized without further act or action under applicable law, regulation, order or rule.

            b.  Issuance

      The New Securities authorized pursuant to Article IV.C.1 hereof shall be issued by Reorganized CAI pursuant to the Plan without further act or action under applicable law, regulation, order or rule, as follows: (i) $100 million in principal amount of New Senior Notes shall be issued to the holders of the Senior Notes; (ii) ninety-one percent (91%) of the New Common Stock shall be issued to the holders of the Senior Notes; (iii) nine percent (9%) of the New Common Stock shall be issued to the holders of the Subordinated Notes; (iv) the Management Options shall be issued to the Management Option Plan Participants, and (v) the BT Alex. Brown Option shall be issued to BT Alex. Brown.

            c.  Reserve

      Reorganized CAI shall reserve 1.5 million shares of the New Common Stock for issuance pursuant to the Management Option Plan and 75,000 shares of the New Common Stock for issuance pursuant to the BT Alex. Brown Option, in each case without further act or action under applicable law, regulation, order or rule.

      2.  REGISTRATION RIGHTS

      Reorganized CAI and certain holders of shares of New Common Stock who may be deemed to be "underwriters" or "affiliates" for purposes of the Securities Act shall enter into the Registration Rights Agreement on or prior to the Consummation Date. Pursuant to the Registration Rights Agreement, Reorganized CAI shall agree to file with the SEC, as soon as practicable after receiving a request from the holders of not less than 10% of the shares of New Common Stock (subject to adjustments for stock splits), a registration statement on Form S-1 or Form S-3, if use of such a form is then available, to cover resales of Registrable Securities by the holders thereof who satisfy certain conditions relating to the provision of information in connection with such registration statement.

      3.  NEW SENIOR SECURED FACILITY

      The Debtors, together with the non-Debtor Subsidiaries, expect to enter into one or more post-confirmation loan facilities, which may be the New Senior Secured Facility, in order to (a) refinance amounts outstanding on the Consummation Date under the DIP Facility, (b) make other payments required to be made on the Consummation Date or the Distribution Date, and (c) provide the additional borrowing capacity required by the Reorganized Debtors and the Subsidiaries following the Consummation Date to maintain their operations. The Debtors further expect that (x) the New Senior Secured Facility or other post-confirmation loan facilit(ies), may consist of two tranches of secured debt, the first tranche secured by a first priority lien on and security interest in substantially all of Reorganized CAI's assets and the second tranche secured by a second priority lien on and security interest in the same assets and (y) the lender(s) under the New Senior Secured Facility may require a market interest rate and an equity stake in Reorganized CAI.

D.  SALE OF MDU ASSETS BY PCT

      1.  SALE OF THE MDU ASSETS

      The Debtors have entered into a binding letter of intent (the ALOI@) with OnePoint providing for the sale by the Debtors to OnePoint of PCT's and CAI's MDU Assets. The proposed purchase price for the MDU Assets is $6 million, 92% of which will be delivered to the Debtors at closing and 8% of which will be held in escrow for a period up to 6 months, pending the technical conversion required to convert the multi-dwelling units to OnePoint's distribution system. Consummation of the transactions contemplated by the LOI is subject to the satisfaction of a variety of conditions, including Bankruptcy Court approval.

      2.  USE OF PROCEEDS OF SALE

      The Reorganized Debtors shall use a portion of the proceeds of the sale of the MDU Assets to establish and fund a Distribution Reserve for and on account of certain Disputed Claims against PCT. All sale proceeds remaining after the establishment and funding of the Distribution Reserve shall be used by the Reorganized Debtors, first to fund distributions required to be made under the Plan, and second, for general working capital purposes.

E.  DIRECTORS AND OFFICERS

      The existing officers of the Debtors shall serve initially in their current capacities after the Consummation Date. On the Consummation Date, the term of the current board of directors of each Debtor shall expire. The Debtors anticipate that the boards of directors of the Reorganized Debtors will include two (2) members of current management of CAI. The composition of the remainder of the boards of the Reorganized Debtors will consist of nominees designated by holders of the Senior Notes, subject to the requirements of
Section 1129(a)(5) of the Bankruptcy Code. The Debtors intend to announce prior to the Confirmation Date the identities of any individuals proposed to serve as directors or officers of the Reorganized Debtors. If and to the extent  possible,  the  identities  of such individuals will  be  announced  by inclusion of a list of proposed directors and/or officers in the Plan Supplement, which will be filed with the Bankruptcy Court at least five (5) Business Days prior to the commencement of the Confirmation Hearing. The boards of directors of the Reorganized Debtors shall have the responsibility for the management, control, and operation of the Reorganized Debtors on and after the Consummation Date.

F.  REVESTING OF ASSETS

      The property of each Debtor's Estate, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in the applicable Debtor on the Confirmation Date. Thereafter, each Debtor may operate its business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Confirmation Date, all property of each Debtor shall be free and clear of all Claims and Interests, except as specifically provided in the Plan or the Confirmation Order. Without limiting the generality of the foregoing, each Debtor may, without application to or approval by the Bankruptcy Court, pay fees that it incurs after the Confirmation Date for professional fees and expenses.

G.  PRESERVATION OF RIGHTS OF ACTION; SETTLEMENT OF LITIGATION CLAIMS

      Except as otherwise provided in this Plan or the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with Section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all claims, rights or causes of action, suits, and proceedings, whether in law or in equity, whether known or unknown, that the Debtors or the Estates may hold against any Person or entity. Each Debtor or its successor(s) may pursue such retained claims, rights or causes of action, suits, or proceedings as appropriate, in accordance with the best interests of the Reorganized Debtor or its successor(s) who hold such rights.

H.  EXCLUSIVITY PERIOD

      The Debtors shall retain the exclusive right to amend or modify the Plan, and to solicit acceptances of any amendments to or modifications of the Plan, through and until the Consummation Date.

I.  EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS

      The chairman of the board of directors, president, chief financial officer, or any other appropriate officer of CAI or PCT, as the case may be, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of CAI or PCT, as the case may be, shall be authorized to certify or attest to any of the foregoing actions.

J.  TERMINATION OF DIP FACILITY

      To the extent not amended and restated with the express consent of MLGAF as a part of any post-confirmation financing procured by CAI, the DIP Facility shall be terminated and of no further force and effect upon payment in full on or one Business Day after the Consummation Date, except as necessary to evidence and maintain the liens and security interests granted pursuant to (i) any Final Order authorizing CAI's entry into the DIP Facility and (ii) the various agreements approved thereby; PROVIDED, HOWEVER, that the liens and security interests securing the DIP Facility shall remain in full force and effect until the DIP Facility is repaid in full in cash.

K.  EXEMPTION FROM CERTAIN TRANSFER TAXES

      Pursuant to Section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or any other Person or entity pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.


                                      ARTICLE V.

                         ACCEPTANCE OR REJECTION OF THE PLAN

A.  CLASSES ENTITLED TO VOTE

      Each Impaired Class of Claims that will (or may) receive or retain property or any interest in property under the Plan, I.E., Classes CAI-5, CAI-6, and PCT-5, shall be entitled to vote to accept or reject the Plan. By operation of law, each Unimpaired Class of Claims is deemed to have accepted the Plan and, therefore, is not entitled to vote to accept or reject the Plan. Because holders of Class CAI-7 Securities Claims and Class CAI-8 Equity Securities Interests are not entitled to receive or retain any property under the Plan, Classes CAI-7 and CAI-8 are presumed to have rejected the Plan and, therefore, shall not be entitled to vote on the Plan.

B.  ACCEPTANCE BY IMPAIRED CLASSES

      An Impaired Class of Claims shall have accepted the Plan if (i) the holders (other than any holder designated under Section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (ii) the holders (other than any holder designated under Section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

C.  CRAMDOWN

      CAI shall request Confirmation of the Plan, as it may be modified from time to time, under Section 1129(b) of the Bankruptcy Code. CAI reserves the right to modify the Plan to the extent, if any, that Confirmation pursuant to
Section 1129(b) of the Bankruptcy Code requires modification.


                                      ARTICLE VI.

                               SECURITIES TO BE ISSUED
                             IN CONNECTION WITH THE PLAN

      On or before the Distribution Date, Reorganized CAI shall issue for distribution in accordance with the provisions of the Plan all of the New Senior Notes, the New Common Stock, and New Options required for distribution or sale pursuant to the provisions of the Plan. All securities to be issued will be deemed issued as of the Distribution Date regardless of the date on which they are actually distributed. The form of indenture governing the New Senior Notes shall be included in the Plan Supplement as Exhibit D to this Plan. A description of the terms of the New Common Stock and Management Options are included in Exhibits E and F, annexed to and incorporated in the Plan, respectively.


                                      ARTICLE VII.

                         PROVISIONS GOVERNING DISTRIBUTIONS

A.  DISTRIBUTIONS FOR CLAIMS ALLOWED AS OF THE CONSUMMATION DATE

      Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of Claims that are Allowed Claims as of the Consummation Date shall be made on the Distribution Date, or as soon thereafter as practicable. The New Securities to be issued under this Plan shall be deemed issued as of the Distribution Date regardless of the date on which they are actually distributed. Distributions on account of Claims that first become Allowed Claims after the Consummation Date shall be made pursuant to Articles III, VII, and IX of this Plan.

B.  INTEREST ON CLAIMS

      Unless otherwise specifically provided for in this Plan or the Confirmation Order, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

C.  DISBURSING AGENT

      The Disbursing Agent shall make all distributions required under this Plan (subject to the provisions of Articles III, VII, and IX hereof) except with respect to a holder of a Claim whose distribution is governed by an indenture or other agreement and is administered by an indenture trustee, agent, or servicer, which distributions shall be deposited with the appropriate indenture trustee, agent, or servicer, who shall deliver such distributions to the holders of Claims in accordance with the provisions of this Plan and the terms of the relevant indenture or other governing agreement.

      If the Disbursing Agent is an independent third party designated by the Reorganized Debtors to serve in such capacity, such Disbursing Agent shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. If otherwise so ordered, all costs and expenses of procuring any such bond shall be paid by the Reorganized Debtors.

D.  SURRENDER OF SECURITIES OR INSTRUMENTS

      On or before the Distribution Date, or as soon as practicable thereafter, each holder of an instrument evidencing a Claim on account of Debt Securities which are not being Reinstated (a "Certificate") shall surrender such Certificate to the Disbursing Agent, or, with respect to indebtedness that is governed by an indenture or other agreement, the respective indenture trustee, agent, or servicer, as the case may be, and such Certificate shall be cancelled. No distribution of property hereunder shall be made to or on behalf of any such holder unless and until such Certificate is received by the Disbursing Agent or the respective indenture trustee, agent, or servicer, as the case may be, or the unavailability of such Certificate is reasonably established to the satisfaction of the Disbursing Agent or the respective indenture trustee, agent, or servicer, as the case may be. Any such holder who fails to surrender or cause to be surrendered such Certificate or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent or the respective indenture trustee, agent, or servicer, as the case may be, prior to the second (2{nd}) anniversary of the Consummation Date, shall be deemed to have forfeited all rights and Claims in respect of such Certificate and shall not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including interest accrued thereon, shall revert to Reorganized CAI notwithstanding any federal or state escheat laws to the contrary.

E.  INSTRUCTIONS TO DISBURSING AGENT

      Prior to any distribution on account of a Class CAI-5 Senior Note Claim, the Indenture Trustee, agent, or servicer of the Senior Notes shall (i) inform the Disbursing Agent as to the amount of properly surrendered Senior Notes and
(ii) instruct the Disbursing Agent, in a form and manner that the Disbursing Agent reasonably determines to be acceptable, of the names of the holders of Allowed Class CAI-5 Senior Note Claims, and the face amount of New Senior Notes and/or number of shares of New Common Stock, , as the case may be, to be issued and distributed to or on behalf of such holders of Allowed Class CAI-5 Senior Note Claims in exchange for properly surrendered Senior Notes.

F.  SERVICES OF INDENTURE TRUSTEES, AGENTS, AND SERVICERS

      The services, with respect to consummation of the Plan, of indenture trustees, agents, and servicers under indentures and other agreements that govern the rights of holders of Claims, shall be as set forth in Article IV.B.1 and elsewhere in the Plan.

G.  RECORD DATE FOR DISTRIBUTIONS TO HOLDERS OF DEBT SECURITIES

      At the close of business on the Distribution Record Date, the transfer ledgers for the Debt Securities shall be closed, and there shall be no further changes in the record holders of the Debt Securities. Reorganized CAI and the Disbursing Agent, if any, shall have no obligation to recognize any transfer of such Debt Securities occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date.

H.  MEANS OF CASH PAYMENT

      Cash payments made pursuant to this Plan shall be in U.S. funds, by the means agreed to by the payor and the payee, including by check or wire transfer, or, in the absence of an agreement, such commercially reasonable manner as the payor shall determine in its sole discretion; PROVIDED, HOWEVER, that any cash payment in excess of $1,000,000 shall, notwithstanding the foregoing, be effected by wire transfer.

I.  CALCULATION OF DISTRIBUTION AMOUNTS OF NEW COMMON STOCK

      No fractional shares of New Common Stock shall be issued or distributed under the Plan or by Reorganized CAI or any Disbursing Agent, indenture trustee, agent, or servicer. Each Person entitled to receive New Common Stock will receive the total number of whole shares of New Common Stock to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of a share of New Common Stock, the Disbursing Agent shall allocate separately one whole share to such Persons in order of the fractional portion of their entitlements, starting with the largest such fractional portion, until all remaining whole shares have been allocated. Upon the allocation of a whole share to a Person in respect of the fractional portion of its entitlement, such fractional portion shall be cancelled. If two or more Persons are entitled to equal fractional entitlements and the number of Persons so entitled exceeds the number of whole shares which remain to be allocated, the Disbursing Agent shall allocate the remaining whole shares to such holders by random lot or such other impartial method as the Disbursing Agent deems fair. Upon the allocation of all of the whole shares authorized under the Plan, all remaining fractional portions of the entitlements shall be cancelled and shall be of no further force and effect.

J.  DELIVERY OF DISTRIBUTIONS

      Distributions to holders of Allowed Claims shall be made by the Disbursing Agent or the appropriate indenture trustee, agent, or servicer, as the case may be, (a) at the addresses set forth on the proofs of Claim filed by such holders (or at the last known addresses of such holders if no proof of Claim is filed or if the Debtors have been notified of a change of address),
(b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related proof of Claim,
(c) at the addresses reflected in the Schedules if no proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address, or (d) in the case of the holder of a Claim that is governed by an indenture or other agreement and is administered by an indenture trustee, agent, or servicer, at the addresses contained in the official records of such indenture trustee, agent, or servicer, or (e) at the addresses set forth in a properly completed letter of transmittal accompanying securities properly remitted to the Debtors. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Disbursing Agent or the appropriate indenture trustee, agent, or servicer is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent or the indenture trustee, agent, or servicer, shall be returned to the Reorganized Debtors until such distributions are claimed. All claims for undeliverable distributions must be made on or before the second (2{nd}) anniversary of the Consummation Date, after which date all unclaimed property shall revert to the Reorganized Debtors free of any restrictions thereon and the claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary.

K.  FRACTIONAL DOLLARS; DE MINIMIS DISTRIBUTIONS

      Any other provision of the Plan notwithstanding, payments of fractions of dollars shall not be made. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down. The Disbursing Agent, or any indenture trustee, agent, or servicer, as the case may be, shall not make any payment of less than twenty-five dollars ($25.00) with respect to any Claim unless a request therefor is made in writing to such Disbursing Agent, indenture trustee, agent, or servicer, as the case may be.

L.  WITHHOLDING AND REPORTING REQUIREMENTS

      In connection with this Plan and all distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

M.  SETOFFS

      The Reorganized Debtors may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors or Reorganized Debtors may have against the holder of such Claim; PROVIDED, HOWEVER, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claim that the Debtors or Reorganized Debtors may have against such holder.

                                      ARTICLE VIII.

                          TREATMENT OF EXECUTORY CONTRACTS
                                AND UNEXPIRED LEASES

A.  ASSUMED CONTRACTS AND LEASES

      Except as otherwise provided in the Plan, or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, as of the Consummation Date each Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (i) was previously assumed or rejected by such Debtor, (ii) previously expired or terminated pursuant to its own terms, or
(iii) is the subject of a motion to reject filed on or before the Confirmation Date. The Confirmation Order shall constitute an order of the Bankruptcy Court under Section 365 of the Bankruptcy Code approving the contract and lease assumptions described above, as of the Consummation Date.

      Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (a) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights IN REM related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

B.  PAYMENTS RELATED TO ASSUMPTION OF CONTRACTS AND LEASES

      Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, under
Section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor party to the contract or lease or the assignee of such Debtor party assuming such contract or lease, by Cure. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of any Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

C.  REJECTED CONTRACTS AND LEASES

      Except as otherwise provided in the Plan or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, none of the executory contracts and unexpired leases to which the Debtors, or either of them, are a party shall be rejected under the Plan; PROVIDED, HOWEVER, that the Debtors reserve the right, at any time prior to the Confirmation Date, to seek to reject any executory contract or unexpired lease to which they, or either of them, are a party.

D.  BAR TO REJECTION DAMAGES

      If the rejection by a Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease results in a Claim that is not theretofore evidenced by a timely filed proof of Claim or a proof of Claim that is deemed to be timely filed under applicable law, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor, or the properties of any of them, unless a proof of Claim is filed with the clerk of the Bankruptcy Court and served on counsel for the Debtors within thirty (30) days after service of the earlier of (i) notice of entry of the Confirmation Order or (ii) other notice that the executory contract or unexpired lease has been rejected.

E.  COMPENSATION AND BENEFIT PROGRAMS

      1. Except and to the extent previously assumed by an order of the Bankruptcy Court on or before the Confirmation Date, and except as set forth in
(2) below, all employee compensation and benefit programs of the Debtors, including programs subject to Sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed under Article VIII.A of the Plan, but only to the extent that rights under such programs are held by a Debtor or Persons who are employees of a Debtor as of the Confirmation Date, and the Debtors' obligations under such programs to persons who are employees of a Debtor on the Confirmation Date shall survive confirmation of this Plan, except for (i) executory contracts or plans specifically rejected pursuant to the Plan (to the extent such rejection does not violate Sections 1114 and 1129(a)(13) of the Bankruptcy Code) and (ii) executory contracts or plans as have previously been rejected, are the subject of a motion to reject, or have been specifically waived by the beneficiaries of any plans or contracts; PROVIDED, HOWEVER, that the Debtors' obligations, if any, to pay all "retiree benefits" as defined in
Section 1114(a) of the Bankruptcy Code shall continue.

      2. Notwithstanding the foregoing, the Employment Agreements to be entered into with the Key Employees on the Consummation Date shall amend and supersede any other employment agreements and severance plans with or for the benefit of the Key Employees, and, as amended, shall be assumed pursuant to the Plan. On the Consummation Date, the Severance Plan shall be terminated.


                                      ARTICLE IX.

                         PROCEDURES FOR RESOLVING DISPUTED,
                        CONTINGENT, AND UNLIQUIDATED CLAIMS

A.  OBJECTION DEADLINE; PROSECUTION OF OBJECTIONS

      As soon as practicable, but in no event later than 120 days after the Consummation Date (unless extended by an order of the Bankruptcy Court), the Debtors or Reorganized Debtors, as the case may be, shall file objections to Claims with the Bankruptcy Court and serve such objections upon the holders of each of the Claims to which objections are made. Nothing contained herein, however, shall limit the Reorganized Debtors' right to object to Claims, if any, filed or amended more than 120 days after the Consummation Date.

B.  NO DISTRIBUTIONS PENDING ALLOWANCE

      Notwithstanding any other provision of the Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

C.  DISTRIBUTION RESERVE

      1. The Disbursing Agent shall withhold the Distribution Reserve from the Cash, New Senior Notes, New Common Stock, or other property to be distributed under the Plan. As to any Disputed Claim, upon a request for estimation by a Debtor, the Bankruptcy Court shall determine what amount is sufficient to
withhold as the Distribution  Reserve.   The Debtors may request estimation for
every Disputed Claim that is unliquidated and the Disbursing Agent shall withhold the Distribution Reserve based upon the estimated amount of such Claim
as set forth in a  Final  Order.   If  the Debtors elect not to request such an
estimation from the Bankruptcy Court with respect to a Disputed Claim that is liquidated, the Disbursing Agent shall withhold the Distribution Reserve based upon the Face Amount of such Claim. Nothing in the Plan or herein shall be deemed to entitle the holder of a Disputed Claim to post-petition interest on such Claim, and such holder shall not be entitled to any such interest.

      2. Neither the Disbursing Agent, nor any other party, shall be entitled to vote any shares of the New Common Stock held in the Distribution Reserve. In the event that any matter requires approval by the shareholders of Reorganized CAI prior to the distribution or cancellation of all shares of New Common Stock from the Distribution Reserve, the shares of New Common Stock held by the Disbursing Agent shall be deemed not to have been issued, for voting purposes only.

      3. If practicable, the Disbursing Agent shall invest any Cash that is withheld as the Distribution Reserve in a manner that shall yield a reasonable net return, taking into account the safety of the investment.

D.  DISTRIBUTIONS AFTER ALLOWANCE

      The Reorganized Debtors or the Disbursing Agent, as the case may be, shall make payments and distributions from the Distribution Reserve to each holder of a Disputed Claim that has become an Allowed Claim in accordance with the provisions of the Plan governing the class of Claims to which such holder belongs. On the next succeeding interim distribution date after the date that the order or judgment of the Bankruptcy Court allowing all or part of such Claim becomes a Final Order, the Disbursing Agent shall distribute to the holder of such Claim any Cash, New Senior Notes, New Common Stock, or other property in the Distribution Reserve that would have been distributed on the Distribution Date had such Allowed Claim been allowed on the Distribution Date. After a Final Order has been entered, or other final resolution has been reached, with respect to each Disputed Claim (i) any New Senior Notes or New Common Stock held in the Distribution Reserve shall be distributed Pro Rata to holders of Allowed Claims entitled thereto under the terms of this Plan and
(ii) any Cash or other property remaining in the Distribution Reserve shall become property of the Reorganized Debtors. All distributions made under this
Article IX.D of the Plan on account of an Allowed Claim shall be made together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property, as if such Allowed Claim had been an Allowed Claim on the Distribution Date. Notwithstanding the foregoing, the Disbursing Agent shall not be required to make distributions under Article IX.D more frequently than once every 180 days or to make any individual payments in an amount less than $25.00
 .
                                      ARTICLE X.

                      CONDITIONS PRECEDENT TO CONFIRMATION AND
                              CONSUMMATION OF THE PLAN

A.  CONDITIONS TO CONFIRMATION

      The following are conditions precedent to confirmation of the Plan that must be (i) satisfied or (ii) waived in accordance with Article X.C below:

      1. The proposed Confirmation Order shall be in form and substance reasonably acceptable to the Debtors and the Exit Lenders.

      2. The Debtors shall have arranged for credit availability under the New Senior Secured Facility, in amount, form and substance acceptable to CAI, to provide the Reorganized Debtors with working capital to meet ordinary and peak requirements and additional borrowings to support future projects.

B.  CONDITIONS TO CONSUMMATION

      The  following   are  conditions  precedent  to  the  occurrence  of  the
Consummation Date, each of which must be (i) satisfied or (ii) waived in accordance with Article X.C below:

      1. The Confirmation Order, in form and substance reasonably acceptable to the Debtors and the Exit Lenders, confirming the Plan, as the same may have been modified, must have become a Final Order and must, among other things, provide that:

            a.  the Debtors and Reorganized  Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other
agreements  or  documents   created   in   connection  with  the  Plan  or  the
Restructuring;

            b. the provisions of the Confirmation Order are nonseverable and mutually dependent;

            c. all executory contracts or unexpired leases assumed or assumed and assigned by the Debtors during the Chapter 11 Case or under the Plan shall remain in full force and effect for the benefit of the Reorganized Debtors or their assignees notwithstanding any provision in such contract or lease (including those described in Sections 365(b)(2) and (f) of the Bankruptcy
Code) that prohibits such assignment or transfer or that enables, permits or requires termination of such contract or lease;

            d. the transfers of property by the Debtors (a) to the Reorganized Debtors (i) are or will be legal, valid, and effective transfers of property,
(ii) vest or will vest the Reorganized Debtors with good title to such property free and clear of all liens, charges, Claims, encumbrances, or interests, except as expressly provided in the Plan or Confirmation Order, (iii) do not and will not constitute avoidable transfers under the Bankruptcy Code or under applicable bankruptcy or nonbankruptcy law, and (iv) do not and will not subject any Reorganized Debtor to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws affecting successor or transferee liability, and
(b) to holders of Claims under the Plan are for good consideration and value and are in the ordinary course of the Debtors' business;

            e. except as expressly provided in the Plan, the Debtors are discharged effective upon the Confirmation Date from any "debt" (as that term is defined in Section 101(12) of the Bankruptcy Code), and the Debtors' liability in respect thereof is extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, or known or unknown, or that arose from any agreement of a Debtor that has either been assumed or rejected in the Chapter 11 Case or pursuant to the Plan, or obligation of a Debtor incurred before the Confirmation Date, or from any conduct of a Debtor prior to the Confirmation Date, or that otherwise arose before the Confirmation Date, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;

            f. the Plan does not provide for the liquidation of all or substantially all of the property of the Debtors' and its confirmation is not likely to be followed by the liquidation of the Reorganized Debtors or the need for further financial reorganization;

            g. all Interests in CAI shall be terminated effective upon the Consummation Date; and

            h. the New Senior Notes and New Common Stock issued under the Plan in exchange for Claims against CAI are exempt from registration under the Securities Act of 1933 pursuant to Section 1145 of the Bankruptcy Code, except to the extent that holders of New Senior Notes and New Common Stock are "underwriters," as that term is defined in Section 1145 of the Bankruptcy Code.

      2. The Reorganized Debtors shall have credit availability under the New Senior Secured Facility, in amount, form and substance acceptable to CAI, to provide the Reorganized Debtors with working capital to meet ordinary and peak requirements and additional borrowings to support future projects.

      3. The FCC shall have granted CAI's and CS Wireless' transfer of control applications concerning the ownership changes contemplated by the Plan on terms and conditions reasonable satisfactory to CAI.

      4. The FCC's grant of CAI's and CS Wireless' transfer of control applications shall have become final on terms and conditions reasonable satisfactory to CAI.

      5. The following agreements, in form satisfactory to the Debtors, shall have been executed and delivered, and all conditions precedent thereto shall have been satisfied:

            a.  Amended Certificate of Incorporation and By-laws of CAI;

            b.  Amended Certificate of Incorporation and By-laws of PCT;

            c.  New Senior Notes Indenture;

            d.  Management Option Plan and Management Option Agreements;

            e.  Employment Agreements;

            f.  Registration Rights Agreement;  and

            g.  New Senior Secured Facility.

      6. All actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

C. WAIVER OF CONDITIONS

      Each of the conditions set forth in Articles X.A and X.B above, other than those set forth in Article X.A.1 and X.B.1, may be waived in whole or in part by the Debtors or Reorganized Debtors in their sole and absolute discretion without any notice to parties in interest or the Bankruptcy Court and without a hearing. The failure to satisfy or waive any condition to the Consummation Date may be asserted by the Debtors or Reorganized Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by a Debtor or Reorganized Debtor). The failure of a Debtor or Reorganized Debtor to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.


                                      ARTICLE XI.

                            MODIFICATIONS AND AMENDMENTS

      The Debtors may alter, amend, or modify the Plan or any Exhibits thereto under Section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation Date and prior to substantial consummation of the Plan, as defined in Section 1101(2) of the Bankruptcy Code, the Debtors may, under Section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan so long as such proceedings do not materially adversely affect the treatment of holders of Claims or Interests under the Plan; PROVIDED, HOWEVER, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.


                                      ARTICLE XII.

                              RETENTION OF JURISDICTION

      Under Sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Consummation Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Case and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

      A. Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

      B. Hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under Sections 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code; PROVIDED, HOWEVER, that from and after the Consummation Date, the payment of the fees and expenses of the retained professionals of the Reorganized Debtors shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

      C. Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation or allowance of any Claims arising therefrom;

      D. Effectuate performance of and payments under the provisions of the Plan;

      E. Hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Case, including, but not limited to, any and all motions for approval of asset sales by the Debtors filed by the Debtors on or before the Consummation Date;

      F. Enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

      G.    Hear   and   determine  disputes  arising  in  connection  with  the
interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

      H. Consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

      I. Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, consummation, or enforcement of the Plan or the Confirmation Order;

      J. Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

      K. Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

      L. Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Case;

      M. Recover all assets of the Debtors and property of the Debtors' Estates, wherever located;

      N. Hear and determine matters concerning state, local, and federal taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code;

      O. Hear and determine all disputes involving the existence, nature, or scope of the Debtors' discharge;

      P. Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code;

      Q.  Enter a final decree closing the Chapter 11 Case.


                                      ARTICLE XIII.

                             COMPROMISES AND SETTLEMENTS

      Pursuant to Fed. R. Bankr. P. 9019(a), the Debtors may compromise and settle various Claims against them and/or claims that they may have against other Persons. The Debtors expressly reserve the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against them and claims that they may have against other Persons up to and including the Consummation Date. After the Consummation Date, such right shall pass to the Reorganized Debtors pursuant to Articles IV.F and IV.G of the Plan.

                                      ARTICLE XIV.

                              MISCELLANEOUS PROVISIONS

A.  BAR DATES FOR CERTAIN CLAIMS

      1.  ADMINISTRATIVE CLAIMS; SUBSTANTIAL CONTRIBUTION CLAIMS

      The Confirmation Order will establish an Administrative Claims Bar Date for filing of all Administrative Claims, including Substantial Contribution Claims (but not including claims for Professional Fees or the expenses of the members of the Creditors' Committee (if one has been appointed)), which date will be 45 days after the Confirmation Date. Holders of asserted Administrative Claims, other than claims for Professional Fees or the expenses of the members of the Creditors' Committee (if one has been appointed), not paid prior to the Confirmation Date must submit proofs of Administrative Claim on or before such Administrative Claims Bar Date or forever be barred from doing so. The notice of Confirmation to be delivered pursuant to Fed. R. Bankr. P. 3020(c) and 2002(f) will set forth such date and constitute notice of this Administrative Claims Bar Date. The Debtors or Reorganized Debtors, as the case may be, shall have 45 days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claims.

      2.  PROFESSIONAL FEE CLAIMS

      All final requests for compensation or reimbursement of Professional Fees pursuant to Sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtors or the Creditors' Committee (if one has been appointed) prior to the Consummation Date (other than Substantial Contribution Claims under Section 503(b)(4) of the Bankruptcy Code) must be filed and served on the Reorganized Debtors and their counsel no later than 45 days after the Consummation Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting Professional or other entity no later than 45 days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served. Notwithstanding anything in this
Article XIV.A.2 to the contrary, the reasonable fees and expenses incurred on or after the Petition Date by the Indenture Trustee that are required to be paid by the Debtors pursuant to the Senior Notes Indenture, shall be paid by the Debtors and/or the Reorganized Debtors as Administrative Claims in the ordinary course of the Debtors' business (but in no event later than the Consummation Date), without application by or on behalf of the Indenture Trustee to the Bankruptcy Court, and without notice and a hearing, unless specifically required by the Bankruptcy Court. If the Debtors and/or Reorganized Debtors and the Indenture Trustee cannot agree on the amount of fees and expenses to be paid to the Indenture Trustee, the amount of any such fees and expenses to be paid by the Debtors and/or Reorganized Debtors shall be determined by the Bankruptcy Court.

B.  PAYMENT OF STATUTORY FEES

      All fees payable pursuant to Section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation shall be paid on or before the Consummation Date.

C.  SEVERABILITY OF PLAN PROVISIONS

      If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of any Debtor, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

D.  SUCCESSORS AND ASSIGNS

      The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

E.  RELEASES AND SATISFACTION OF SUBORDINATION RIGHTS

      All Claims of the holders of the Secured Notes, Senior Notes and the Subordinated Notes against the Debtors and all rights and claims between or among such holders relating in any manner whatsoever to any claimed subordination rights (if any), shall be deemed satisfied by the distributions under, described in, contemplated by, and/or implemented by this Plan to holders of Claims having such subordination rights, and such subordination rights shall be deemed waived, released, discharged, and terminated as of the Consummation Date, and all actions related to the enforcement of such subordination rights shall be permanently enjoined. Distributions under, described in, contemplated by, and/or implemented by this Plan to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim, including, but not limited to, holders of Secured Note Claims, Senior Note Claims and Subordinated Note Claims, by reason of any claimed subordination rights or otherwise, so that each holder of a Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.

F.  DISCHARGE OF THE DEBTORS

      All consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims of any nature whatsoever against the Debtors or any of their assets or properties, and, except as otherwise provided herein or in the Confirmation Order, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, upon the Consummation Date, the Debtors, and each of them, shall be deemed discharged and released under Section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of a Debtor prior to the Petition Date and that arises from a termination of employment or a termination of any employee or retiree benefit program regardless of whether such termination occurred prior to or after the Confirmation Date, and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is Allowed under Section 502 of the Bankruptcy Code, or (c) the holder of a Claim based upon such debt accepted the Plan. The Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtors, subject to the Consummation Date occurring.

G.  EMPLOYMENT AGREEMENTS

      On the Consummation Date, Reorganized CAI shall enter into Employment Agreements with the Key Employees listed on Exhibit G to this Plan.

H.  COMMITTEES

      Effective on the Consummation Date, the duties of the Creditors' Committee (if one has been appointed) shall terminate, except with respect to any appeal of an order in the Chapter 11 Case and applications for Professional Fees.

I.  EXCULPATION AND LIMITATION OF LIABILITY

      Neither the Reorganized Debtors, nor any statutory committee, MLGAF, or any of their respective present or former members, officers, directors, employees, advisors, attorneys, or agents, shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

      Notwithstanding any other provision of this Plan, no holder of a Claim or Interest, no other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, shall have any right of action against any Reorganized Debtor, or any statutory committee, MLGAF, or any of their respective present or former members, officers, directors, employees, advisors, attorneys, or agents, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct.

      The foregoing exculpation and limitation on liability shall not, however, limit, abridge, or otherwise affect the rights, if any, of the Reorganized Debtors to enforce, sue on, settle, or compromise the Litigation Claims retained pursuant to Article IV.G hereof.

J.  BINDING EFFECT

      The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims against and Interests in the Debtors, their respective successors and assigns, including, but not limited to, the Reorganized Debtors, and all other parties-in-interest in this Chapter 11 Case.

K.  REVOCATION, WITHDRAWAL, OR NON-CONSUMMATION

      The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then (i) the Plan shall be null and void in all respects, (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (iii) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, any Debtor or any other Person, (b) prejudice in any manner the rights of any Debtor or any Person in any further proceedings involving a Debtor, or (iii) constitute an admission of any sort by any Debtor or any other Person.

L.  PLAN SUPPLEMENT

      Any and all exhibits, lists, or schedules not filed with the Plan shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least five (5) Business Days prior to date of the commencement of the Confirmation Hearing. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with
Article XIV.L of the Plan.

M.  NOTICES

      Any notice, request, or demand required or permitted to be made or provided to or upon a Debtor or Reorganized Debtor under the Plan shall be (i) in writing, (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, (d) first class mail, or (e) facsimile transmission, and (iii) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

        CAI WIRELESS SYSTEMS, INC.
        18 Corporate Woods Boulevard
        Third Floor
        Albany, New York  12211
        Att'n: Wayne R. Barr, Jr., Esq.
        Telephone: (518) 462-2632
        Facsimile: (518) 462-3045

        with a copy to:

        SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
        919 Third Avenue
        New York, New York 10022-3897
        Att'n: J. Gregory Milmoe, Esq.
        Telephone: (212) 735-3000
        Facsimile: (212) 735-2000

N.  INDEMNIFICATION OBLIGATIONS

      Except as otherwise specifically limited in this Plan, any obligations or rights of any Debtor to indemnify its present and former directors, officers, or employees pursuant to such Debtors' certificate of incorporation, by-laws, policy of providing employee indemnification, applicable state law, or specific agreement in respect of any claims, demands, suits, causes of action, or proceedings against such directors, officers, or employees based upon any act or omission related to such present and former directors', officers', or employees' service with, for, or on behalf of such Debtor, shall survive confirmation of this Plan and remain unaffected thereby, irrespective of whether indemnification is owed in connection with an occurrence before or after the Petition Date.

O.  PREPAYMENT

      Except as otherwise provided in this Plan or the Confirmation Order, the Debtors shall have the right to prepay, without penalty, all or any portion of an Allowed Claim at any time; PROVIDED, HOWEVER, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parities among the classes of Claims.

P.  TERM OF INJUNCTIONS OR STAYS

      Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under Sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order), shall remain in full force and effect until the Consummation Date.

Q.  GOVERNING LAW

      Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (i) the State of Delaware shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan and
(ii) the laws of the state of incorporation of each Debtor shall govern corporate governance matters with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereof.


Dated: Albany, New York
      June 30, 1998
      (as modified on September 9, 1998)
                                          CAI WIRELESS SYSTEMS, INC.,



                                          By:    /S/

                                          Name: Jared E. Abbruzzese
                                          Title: Chief Executive Officer


                                          PHILADELPHIA CHOICE
                                            TELEVISION, INC.,



                                          By:    /S/

                                          Name: John J. Prisco
                                          Title: President

SKADDEN, ARPS, SLATE,
  MEAGHER & FLOM LLP
Attorneys for CAI Wireless Systems, Inc. and
  Philadelphia Choice Television, Inc.



By:    /S/

J. Gregory Milmoe
Carlene J. Gatting
Lawrence V. Gelber
919 Third Avenue
New York, New York 10022-3897
(212) 735-3000

          -and-

Gregg M. Galardi (I.D. #2991)
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899-0636
(302) 651-3000

                                      EXHIBIT A

                                         TO

                               REORGANIZATION PLAN OF
                           CAI WIRELESS SYSTEMS, INC. AND
                        PHILADELPHIA CHOICE TELEVISION, INC.


                             AMENDED CAI CERTIFICATE OF
                              INCORPORATION AND BY-LAWS




                       [INCLUDED IN PLAN SUPPLEMENT FILED WITH
                     THE BANKRUPTCY COURT ON SEPTEMBER 2, 1998]

                                      EXHIBIT B

                                         TO

                               REORGANIZATION PLAN OF
                           CAI WIRELESS SYSTEMS, INC. AND
                        PHILADELPHIA CHOICE TELEVISION, INC.


                             AMENDED PCT CERTIFICATE OF
                              INCORPORATION AND BY-LAWS




                       [INCLUDED IN PLAN SUPPLEMENT FILED WITH
                     THE BANKRUPTCY COURT ON SEPTEMBER 2, 1998]

                                      EXHIBIT C

                                         TO

                               REORGANIZATION PLAN OF
                           CAI WIRELESS SYSTEMS, INC. AND
                        PHILADELPHIA CHOICE TELEVISION, INC.


                     SUBSIDIARIES OF CAI WIRELESS SYSTEMS, INC.


                     SUBSIDIARIES OF CAI WIRELESS SYSTEMS, INC.


                              WHOLLY-OWNED SUBSIDIARIES

     Atlantic Microsystems, Inc.              AMI License Corp.
     Baltimore Choice Television, Inc.        Baltimore License, Inc.
     Buffalo Choice Television, Inc.          Buffalo License, Inc.
     CAI/AMI Spectrum Management, Inc.        CAI CT Holdings Corp.
     CAI Data Systems, Inc.                   CAI Development, Inc.
     CAI Satellite Communications, Inc.       CAI Wireless Internet, Inc.
     Chenango Associates, Inc.                Commonwealth Choice Television, Inc.
     Commonwealth License, Inc.               Communications Transport, Inc.
     Connecticut Choice Television, Inc.      Connecticut License, Inc.
     Eastern New England TV, Inc.             Eastern New England License, Inc.
     Greater Albany Wireless Systems, Inc.    Greater Albany License, Inc.
     Greensboro Choice Television, Inc.       Greensboro License, Inc.
     Hampton Roads Wireless, Inc.             Hampton Roads License, Inc.
     Housatonic Wireless, Inc.                Long Island Choice Television, Inc.
     Long Island License, Inc.                Memphis Choice Television, Inc.
     Memphis License, Inc.                    MMDS Satellite Ventures, Inc.
     New York Choice Television, Inc.         New York License, Inc.
     Niskayuna Associates, Inc.               Onondaga Wireless, Inc.
     Ontega Associates, Inc.                  Philadelphia Choice Television, Inc.
     PC License, Inc.                         Pittsburgh Choice Television, Inc.
     Pittsburgh License, Inc.                 Rochester Choice Television, Inc.
     Rochester License, Inc.                  Springfield License, Inc.
     Syracuse Choice Television, Inc.         Syracuse License, Inc.
     Washington Choice Television, Inc.       Washington License, Inc.
     Winston-Salem Choice Television, Inc.    Winston-Choice License, Inc.


                               OTHER EQUITY INTERESTS

      CS Wireless Systems, Inc. --               60.00% (approx.)
      TelQuest Satellite Services LLC --         25.00%
      Wireless Programming Cooperative, LLC --   25.00%


























                                      EXHIBIT D

                                         TO

                               REORGANIZATION PLAN OF
                           CAI WIRELESS SYSTEMS, INC. AND
                        PHILADELPHIA CHOICE TELEVISION, INC.


                             NEW SENIOR NOTES INDENTURE




                       [INCLUDED IN PLAN SUPPLEMENT FILED WITH
                     THE BANKRUPTCY COURT ON SEPTEMBER 2, 1998]

































                                      EXHIBIT E

                                         TO

                               REORGANIZATION PLAN OF
                           CAI WIRELESS SYSTEMS, INC. AND
                        PHILADELPHIA CHOICE TELEVISION, INC.


                           DESCRIPTION OF NEW COMMON STOCK













                             CAI WIRELESS SYSTEMS, INC.
                           DESCRIPTION OF NEW COMMON STOCK


      The principal terms of the New Common Stock to be issued by Reorganized
CAI under the Plan shall be as follows:

AUTHORIZATION:                   25 million shares

INITIAL ISSUANCE:                15 million shares

PAR VALUE:                       $.01 per share

VOTING RIGHTS:                   One vote per share

PREEMPTIVE RIGHTS:               None

DIVIDENDS:                       Payable at the discretion of the board of
                                 directors of Reorganized CAI



























                                      EXHIBIT F

                                         TO

                               REORGANIZATION PLAN OF
                           CAI WIRELESS SYSTEMS, INC. AND
                        PHILADELPHIA CHOICE TELEVISION, INC.


                        DESCRIPTION OF NEW MANAGEMENT OPTIONS













                             CAI WIRELESS SYSTEMS, INC.
                          DESCRIPTION OF MANAGEMENT OPTIONS


GRANT OF MANAGEMENT OPTIONS

      On or prior to the Consummation Date, CAI or Reorganized CAI, as the case may be, shall adopt the Management Option Plan, pursuant to which the Management Option Plan Participants shall be granted the Management Options to acquire up to 10 percent of the outstanding shares of New Common Stock to be issued upon consummation of the Plan.

EXERCISE PRICE

      The Management Options shall become exercisable upon completion of one or more Trigger Events, at the following prices:



NUMBER OF SHARES (AND %)
REPRESENTED BY MANAGEMENT                                DEEMED RECOVERY BY HOLDERS
OPTIONS TO BE EXERCISED           EXERCISE PRICE       OF ALLOWED CLASS CAI-5 CLAIMS{1}

   300,000 (2%)                        $4.76                         60%

   300,000 (2%)                        $6.78                         70%

   300,000 (2%)                        $8.79                         80%

   600,000 (4%)                       $10.81                         90%

   {1}  The  deemed  recovery  by  holders of Allowed Class CAI-5  Claims  (the
      "Bondholder Recovery") shall be calculated as (a) the sum of (i) the accreted value of the New Senior Notes on the date of issuance thereof PLUS (ii) the value of the New Common Stock distributed to holders of Allowed Class CAI-5 Claims under the Plan, DIVIDED BY (b) $275 million.

VESTING

      The Management Options shall vest and become exercisable in accordance with the schedule described in the chart above. Vesting will be accelerated for 50% of the Management Options if the average trading price of the New Common Stock is at or above $12.82, corresponding to a 100% Bondholder Recovery, for 60 consecutive trading days following the Consummation Date (assuming an appropriate average trading volume). The unvested portion of the Management Options shall be reduced by 50% (on a pro rata basis from each price tranche) after the 18{th} monthly anniversary of the Consummation Date. The unvested portion of the Management Options shall be reduced by 100% after the 24{th} monthly anniversary of the Consummation Date.

      In the event of a Participant's termination of employment prior to the 9 month anniversary of the Consummation Date other than for Cause or in the event of a voluntary termination for Good Reason (as defined in the Employment Agreements), the Participant Management Options continue unaffected by the termination and remain subject to the terms of the Management Option Plan, provided that 50% of such Management Options, to the extent exercisable, must be exercised within six (6) months of the effective date of the termination of employment. Any of that 50% portion of the Participant's Management Options that are not exercisable within such six (6) month period will thereafter lapse. If a Participant's employment has not terminated within the 9 months following the Consummation Date, all of that Participant's Management Options will continue unaffected by any subsequent termination of employment and will remain subject to the terms of the Management Option Plan.

                                      EXHIBIT G

                                         TO

                               REORGANIZATION PLAN OF
                           CAI WIRELESS SYSTEMS, INC. AND
                        PHILADELPHIA CHOICE TELEVISION, INC.


                                KEY EMPLOYEES OF CAI

                             CAI WIRELESS SYSTEMS, INC.


                                    KEY EMPLOYEES



      NAME                                           POSITION(S) WITH CAI

 .Jared E. Abbruzzese                       Chairman of the Board and Chief Executive Officer

 .John J. Prisco                            President and Chief Operating Officer

 .James P. Ashman                           Executive Vice President and Chief Financial
                                           Officer

 .George M. Williams                        Executive  Vice  President and Chief Administrative
                                           Officer

 .Timothy J. Santora                        Executive Vice President -- Licensing

 .Gerald Stevens-Kittner                    Senior Vice President -- Spectrum Management

 .Bruce W. Kostreski                        Senior  Vice  President  --  Engineering  and Chief
                                           Technical Officer

 .Derwood R. Edge                           Senior  Vice  President  --  Engineering  and Chief
                                           Systems Officer

 .George J. Parise                          Senior Vice President -- Finance

 .Wayne R. Barr, Jr.                        Associate General Counsel

 .Donna A. Balaguer                         Vice President -- Government Affairs

 .Arthur J. Miller                          Controller

                                      EXHIBIT H

                                         TO

                               REORGANIZATION PLAN OF
                           CAI WIRELESS SYSTEMS, INC. AND
                        PHILADELPHIA CHOICE TELEVISION, INC.


                         MANAGEMENT OPTION PLAN PARTICIPANTS

                             CAI WIRELESS SYSTEMS, INC.


                         MANAGEMENT OPTION PLAN PARTICIPANTS



      NAME                                POSITION(S) WITH CAI                       ALLOCATION (AS % OF OPTION
                                                                                               POOL)

Jared E. Abbruzzese                 Chairman of the Board and Chief           29.034
                                    Executive Officer

John J. Prisco                      President and Chief Operating             14.517
                                    Officer

James P. Ashman                     Executive Vice President and Chief        11.61
                                    Financial Officer

Gerald Stevens-Kittner              Senior Vice President -- Spectrum          8.712
                                    Management

Bruce W. Kostreski                  Senior Vice President -- Engineering       8.712
                                    and Chief Technical Officer

George J. Parise                    Senior Vice President -- Finance           5.805

Derwood R. Edge                     Senior Vice President -- Engineering       4.644
                                    and Chief Systems Officer

Wayne R. Barr, Jr.                  Associate General Counsel                  4.644

George M. Williams                  Vice President and General Manager         2.322

Donna A. Balaguer                   Vice President -- Governmental             2.00
                                    Affairs

Michael Ray                         Vice President -- Government and           1.00
                                    Regulatory Affairs

Todd Marshall                       Director of License Relations              1.00

Richard LaMontagne                  Vice President --  Project                 1.00
                                    Development

Sanjay Nagdev                       RF Program Manager                         1.00

Robert Tenten                       Senior Staff Engineer                      1.00

Christopher Gunnufsen               Director of Field Operations               1.00

Robert McCarthy                     Director of Network Engineering            1.00

Yang Weng                           RF Engineer                                1.00